QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Kratos Defense & Security Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 1, 2010

Dear Stockholder:

        You are cordially invited to attend the 2010 Annual Meeting of Kratos Defense & Security Solutions, Inc. ("Kratos"), which will be held at the Marriott Huntsville, 5 Tranquility Base, Huntsville, Alabama 35805, on Tuesday, May 11, 2010, at 9:00 a.m. local time. We hope you will be able to attend the meeting in person.

        At our annual meeting, our stockholders will be asked to elect six directors to our Board of Directors; to ratify the Board's selection of Grant Thornton LLP as our independent registered public accounting firm; to approve an amendment to our 2005 Equity Incentive Plan to increase the shares available for grant under the plan; to approve an amendment to our Employee Stock Purchase Plan to increase the shares available for purchase under the plan; and to transact such other business as may properly come before the meeting or any adjournment thereof. Following the formal annual meeting, we will also present a report on our operations and activities, and management will be pleased to answer your questions about us and our business.

        Whether or not you plan to attend the annual meeting personally, and regardless of the number of shares of Kratos stock you own, it is important that your shares be represented at the annual meeting. This year, we are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials, which include the Notice of Annual Meeting, our Proxy Statement, our 2009 Annual Report and a proxy card or voting instruction form. The Notice contains instructions on how to access those documents on the Internet and how to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials by mail. If you have received a paper copy of our proxy materials you can cast your vote by completing the enclosed proxy card and returning it in the postage-prepaid envelope provided, or by utilizing the telephone or Internet voting systems.

Sincerely,

Eric DeMarco
President and Chief Executive Officer

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
4810 EASTGATE MALL
SAN DIEGO, CA 92121
(858) 812-7300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 11, 2010

To the Stockholders of Kratos Defense & Security Solutions, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kratos Defense & Security Solutions, Inc. (the "Company") will be held on Tuesday, May 11, 2010, at 9:00 a.m. local time at the Marriott Huntsville, 5 Tranquility Base, Huntsville, Alabama 35805, for the following purposes:

  1.
  To elect a board of six directors to serve until the next annual meeting, or until their successors are duly elected and qualified.

  2.
  To ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 26, 2010.

  3.
  To approve an amendment to the Company's 2005 Equity Incentive Plan to increase the aggregate number of shares available for grant under the plan by 1,250,000.

  4.
  To approve an amendment to the Company's 1999 Employee Stock Purchase Plan to increase the aggregate number of shares that may be issued under the plan by 625,000 shares.

  5.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Company's Board of Directors has fixed the close of business on March 18, 2010, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the meeting. You must present your proxy or voter instruction card or meeting notice for admission.

By Order of the Board of Directors,

Eric DeMarco President and Chief Executive Officer

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS, OR, IF YOU REQUESTED AND RECEIVED A PRINTED COPY OF THIS PROXY STATEMENT, COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR VOTE OVER THE PHONE OR INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
4810 EASTGATE MALL
SAN DIEGO, CA 92121

PROXY STATEMENT

For Annual Meeting of Stockholders to be held on May 11, 2010

General

        The enclosed proxy is solicited on behalf of our Board of Directors (the "Board") for use at the Annual Meeting of Stockholders (the "Annual Meeting"), of Kratos Defense & Security Solutions, Inc. to be held on May 11, 2010, at 9:00 a.m. local time or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Marriott Huntsville, 5 Tranquility Base, Huntsville, Alabama 35805.

        We intend to mail a Notice Regarding the Availability of Proxy Materials (the "Notice") to all stockholders of record entitled to vote at the Annual Meeting on or about April 1, 2010. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials.

        All references to us, we, our, the Company and Kratos refer to Kratos Defense & Security Solutions, Inc., a Delaware corporation, and its subsidiaries.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 11, 2010:

        Our Proxy Statement and our 2009 Annual Report to Stockholders are available at www.proxyvote.com. This website address contains the following documents: the Notice of the Annual Meeting, our Proxy Statement and our 2009 Annual Report to Stockholders. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Solicitation and Revocation of Proxy

        Our Board is soliciting the accompanying proxy. In accordance with unanimous recommendations of our Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or if no designation is made, they will vote the proxies FOR the election of all of the director nominees and FOR each proposal. In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this Proxy Statement, our Board does not know of any other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted.

        If you give a proxy, you may revoke it at any time before its use, either:

          (1)   by revoking it in person at the Annual Meeting;

          (2)   by writing, delivered to our Corporate Secretary at 4810 Eastgate Mall, San Diego, California, 92121 before the proxy is used; or

          (3)   by a later dated proxy card delivered to us at the above noted address before the proxy is used.

Your presence at the meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.

Shares Outstanding and Voting Rights

        Only stockholders of record as of the record date, March 18, 2010, will be entitled to a notice of and to vote at the Annual Meeting or at any continuation, postponement or adjournment of the original meeting. On the record date, we had two classes of voting stock outstanding, common stock and preferred stock. At March 18, 2010, 15,887,791 shares of common stock were issued and outstanding and 10,000 shares of Series B Convertible Preferred Stock were issued and outstanding. Each outstanding share of common stock entitles the holder to one vote and each outstanding share of Series B Convertible Preferred Stock entitles the holder to ten votes on all matters to be voted upon at the Annual Meeting.

How to Vote

        You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you are the record holder of your stock, you may vote by submitting your proxy via the Internet, by telephone or through the mail.

        To vote via the Internet, follow the instructions on the Notice or go to the Internet address stated on your proxy card. To vote by telephone, call the number on your proxy card. If you receive only the Notice, you may follow the procedures outlined in the Notice to request a proxy card.

        As an alternative to voting by telephone or via the Internet, you may vote by mail. If you receive only the Notice, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you receive a paper copy of the proxy materials and wish to vote by mail, simply mark your proxy card, date and sign it and return it in the postage-prepaid envelope.

        If you hold your shares of common stock in street name you will receive the Notice from your broker, bank or other nominee. Your broker, bank or other nominee will allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of our Proxy Statement and proxy card by following the instructions on the Notice provided by your broker, bank or other nominee.

        Votes submitted via the Internet or by telephone must be received by 11:59 P.M., Central Daylight Time on May 10, 2010. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

        The Kratos 401(k) Plan provides that the trustee of the plan will vote the shares of our common stock that are not directly voted by the participants in the plan. If the trustee does not receive voting instructions from participants in the Kratos 401(k) Plan, the trustee may vote the shares of our common stock under such plan in the same proportion as the shares voted by all other respective plan participants. If the trustee receives a signed but not voted proxy card, the trustee will vote such shares of our common stock according to the Board's recommendations.

        If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee. Even if you plan to attend the annual meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

Required Votes

        The inspector of election appointed for the meeting by our Board will count the votes cast by proxy or in person at the Annual Meeting. The inspector will count those votes to determine whether or not a quorum is present. A majority in voting power of the shares entitled to vote represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker shares that are voted as to any matter at the meeting will be included in determining if a quorum is present or represented at the Annual Meeting. Any broker holding shares of record for you is not entitled to vote on certain matters unless the broker receives voting instructions from you. Uninstructed shares, or broker non-votes, result when shares are held by a broker who has not received instructions from its customer on such matters and the broker has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that the broker lacks voting authority. The effects of broker non-votes and abstentions on the specific items to be brought before the Annual Meeting are discussed under each item.

Cost and Method of Solicitation

        We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

Stockholder List

        A complete list of registered stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose related to the meeting, for ten days prior to the meeting during ordinary business hours at our principal offices located at 4810 Eastgate Mall, San Diego, California 92121.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our Board of Directors currently consists of six directors, four of whom are independent directors within the meaning of the listing standards of the Nasdaq Global Select Market, and all of whom are standing for re-election to the Board at the Annual Meeting. All directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until their earlier death, resignation or removal.

        Our Board of Directors has designated the persons named below as nominees for election of directors. All nominees are currently serving as directors of the Company. If elected at the Annual Meeting, each of the nominees will serve until our 2011 Annual Meeting of Stockholders.

Information Regarding Directors

Nominees for Election to the Board:

Name	Age	Committees
Scott Anderson	51	Audit Committee (Chair) Nominating and Corporate Governance Committee
Bandel Carano	48	Compensation Committee Nominating and Corporate Governance Committee (Chair)
Eric DeMarco	46
William Hoglund, Chairman	56	Audit Committee Compensation Committee Nominating and Corporate Governance Committee
Scot Jarvis	49	Audit Committee Compensation Committee (Chair) Nominating and Corporate Governance Committee
Samuel Liberatore	72

Scott Anderson

        Scott Anderson, age 51, has been a Director since March 1997. Mr. Anderson has been a principal of Cedar Grove Partners, LLC, an investment and advisory concern since 1997, and a principal of Cedar Grove Investments, LLC, a private seed capital firm since 1998. Mr. Anderson was with McCaw Cellular/AT&T Wireless, most recently as Senior Vice President of the Acquisitions and Development group, from 1986 until 1997. Before joining McCaw Cellular in 1986, Mr. Anderson was engaged in private law practice. More recently, Mr. Anderson served on the board of directors and was Audit Committee Chairman of SunCom Wireless Holdings, Inc. until its acquisition by T-Mobile USA, Inc. in February 2008. In addition, Mr. Anderson served on other public company boards prior to 2002. He currently serves on the boards of directors of private companies, including mInfo, Inc., CosComm International, Inc., Globys, Inc., Alcis Health, Inc., Root Wireless, Inc., and Anvil Corp. Mr. Anderson is a member of the control group of LCW Wireless, LLC, a wireless operator in Oregon. He holds a B.A. in History from the University of Washington, Magna Cum Laude, and a J.D. from the University of Washington Law School, with highest honors. Mr. Anderson's formal legal training, extensive experience in mergers and acquisitions, experience with litigation matters, and experience on public company boards and audit committees provide important resources in his service on our Board and in his capacity as the chairman of our Audit Committee.

Bandel Carano

        Bandel Carano, age 48, originally served as a Director from August 1998 to June 2001, and re-joined the Kratos Board in October 2001. Since 1987, he has been a managing partner of Oak Investment Partners, a multi-stage venture capital firm. Mr. Carano also serves on the Investment Advisory Board of the Stanford Engineering Venture Fund, the board of directors of Airspan Networks, Inc. and the boards of directors of numerous private companies, including Boston Power, Inc., eSolar Inc., Good Technologies Inc., MobiTV, Inc., NeoPhotonics Corporation, nLight Photonics Corporation, Presidio Networked Solutions, a subsidiary of Presidio Inc., Protean Electric Ltd., Plastic Logic Limited, Solarflare Communications, Inc., Stretch, Inc., and Sundrop Fuels, Inc. Mr. Carano holds a B.S. and an M.S. in Electrical Engineering from Stanford University. Mr. Carano was nominated and elected as one of Kratos' Directors pursuant to the terms of a purchase agreement among Kratos and certain of its stockholders in connection with the sale of our Series A Convertible Preferred Stock in October 2001. Mr. Carano's technical engineering background and experience with several companies in the defense electronics industry is particularly relevant to his understanding of our current service and product offerings and overall long-term strategy of future offerings. He also has significant expertise in evaluating various merger and acquisition targets for synergistic technical platforms.

Eric DeMarco

        Eric DeMarco, age 46, joined Kratos in November 2003 as President and Chief Operating Officer. Mr. DeMarco was appointed a Director and assumed the role of Chief Executive Officer effective April 1, 2004. Prior to coming to Kratos, Mr. DeMarco most recently served as President and Chief Operating Officer of The Titan Corporation ("Titan"), then an NYSE-listed corporation, prior to its acquisition by L-3 Communications. Prior to his being named President and Chief Operating Officer, Mr. DeMarco served as Executive Vice President and Chief Financial Officer of Titan. Prior to joining Titan, Mr. DeMarco served in a variety of public accounting positions primarily focusing on large multi-national corporations and publicly traded companies. Mr. DeMarco holds a Bachelor of Science in Business Administration and Finance, Summa Cum Laude, from the University of New Hampshire. Under Mr. DeMarco, we successfully transitioned from a wireless communications company to a national defense and Homeland Security solutions business, through both organic growth and strategic acquisitions. Mr. DeMarco's in depth knowledge of our business and operations, his experience in the defense contracting industry, and his experience with publicly traded companies position him well to serve as our Chief Executive Officer and a member of our Board.

William Hoglund

        William Hoglund, age 56, has been a Director since February 2001 and Chairman of the Board of Directors since June 2009. Mr. Hoglund is also a member and owner of SAFE Boats International, a leading manufacturer of vessels for military, law enforcement, and commercial purposes. From 1994 to 2000 Mr. Hoglund served as Vice President and Chief Financial Officer of Eagle River, LLC, a private investment company. During his tenure at Eagle River, Mr. Hoglund was also a director of Nextel Communications, Inc. and Nextlink Communications, Inc. From 1977 to 1994, Mr. Hoglund worked for J.P. Morgan & Co. and several of its subsidiaries. Mr. Hoglund held a variety of positions in J.P. Morgan's commercial and investment banking operations. Mr. Hoglund holds a B.A. in Management Science and German Literature, cum laude, from Duke University and an MBA from the University of Chicago. Mr. Hoglund's financial experience and expertise in both the public and private marketplace is well suited for his role as the designated financial expert. He also brings significant experience in the defense contracting industry. He has served on various independent committees of the Board and has taken an active leadership role, and is well qualified to serve as the Chairman of the Board of Directors.

Scot Jarvis

        Scot Jarvis, age 49, joined our Board in February 1997. Mr. Jarvis co-founded Cedar Grove Partners, LLC in 1997, an investment and consulting/advisory partnership with a focus on wireless communications investments. He is a member of the control groups of Toba Inlet PCS, LLC and LCW Wireless, LLC, both wireless licensees. In addition, Mr. Jarvis was one of the cofounders of Cricket Communications, Inc., the low cost wireless provider owned by Leap Wireless International, Inc. (NasdaqGS: LEAP) and was a member of Leap's board of directors from 1998 to 2002. Prior to co-founding Cedar Grove, Mr. Jarvis served as a senior executive of Eagle River, Inc., investment firm owned by Craig McCaw. While at Eagle River he founded Nextlink Communications on behalf of McCaw and served on its board. He has also served on the board of directors of Nextel Communications, NextG Networks, Inc., Wavelink Communications, Inc., NextWeb, Inc., and Cantata Technologies, Inc. From 1985 to 1994, Mr. Jarvis served in several executive capacities at McCaw Cellular Communications up until it was sold to AT&T. Mr. Jarvis currently serves on the boards of directors of Good Technologies and Slingshot Sports. Mr. Jarvis is a venture partner with Oak Investment Partners, a venture capital firm. Mr. Jarvis holds a B.A. in Business Administration from the University of Washington. Mr. Jarvis has extensive experience with mergers and acquisitions transactions, which is of particular significance to the Board as we continue to pursue growth strategies through mergers and acquisitions.

Samuel Liberatore

        Samuel Liberatore, age 72, joined our Board in January 2009. Prior to that time, Mr. Liberatore was the Chief Operating Officer for Madison Research Corporation, building it from approximately $3 million in annual revenue to $64 million, until its acquisition by Kratos in 2006, and was President of Kratos' Weapon Systems (Madison Research) division until he retired in December 2008. Beginning in July 1994 and until June 2001, Mr. Liberatore served as Program Manager and lead engineer in support of the PAC-3 missile program for Madison Research Corporation. From 1989 to 1994, he served as Director of Ballistic Missile Defense of BDM International. Mr. Liberatore served for 30 years in the United States Army where he held a variety of positions related to weapons system operations, research, development and acquisition before retiring as a Colonel in 1989. He holds a B.S. in Mathematics from Loyola College, Baltimore and an M.S. in Guided Missile Engineering from the University of Texas, El Paso. In addition to normal operational and command assignments, Mr. Liberatore was the Project Manager for the Hawk Missile system and Chief of Missiles and Air Defense Systems at Headquarters Department of the Army for the research and development and acquisition of all US Army Missile and air defense systems. Mr. Liberatore brings to the Board prior experience as a military officer, extensive experience and expertise working in the missile defense industry, and recent experience working in the defense contracting industry. Mr. Liberatore provides the Board with important insight into our key markets and customers, as well as insight into the potential market for any service and product offerings we may contemplate targeting.

Vote Required

        Each director is elected by a plurality of the votes cast with regard to the election of directors. The persons named in the enclosed proxy will vote the proxies they receive FOR the election of the nominees named above, unless a particular proxy card withholds authorization to do so, or provides contrary instructions. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not be counted in determining which nominees receive the largest number of votes cast. Each of the nominees has indicated that he is willing and able to serve as a director. If, before the Annual Meeting, any nominee becomes unable to serve, an event that is not anticipated by the Board, the proxies will be voted for the election of whomever the Board may designate.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

 PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Board has selected Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm for the fiscal year ending December 26, 2010, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at our Annual Meeting. Grant Thornton has audited our financial statements since July 2005. Representatives of Grant Thornton are not expected to be present at the Annual Meeting.

        Stockholder ratification of the selection of Grant Thornton as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Grant Thornton. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our and our stockholders' best interests.

Audit and All Other Fees

        As part of its duties, the Audit Committee considers whether the provision of services, other than audit services, during the fiscal year ended December 27, 2009 by Grant Thornton is compatible with maintaining their independence.

        The following table sets forth the aggregate fees for services provided to us by Grant Thornton for the fiscal years ended December 28, 2008 and December 27, 2009:

	Fiscal 2008	Fiscal 2009
Audit Fees(1)	$948,350	$815,286
Audit-Related Fees(2)	14,312	—
Tax Fees(3)	—	—
All Other Fees(4)	3,150	3,950

TOTAL	$965,812	$819,236

(1)
Audit Fees consist of fees billed and expected to be billed for professional services rendered for the integrated audit of Kratos' consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports, services related to compliance with the provisions of the Sarbanes-Oxley Act, Section 404, and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements. In 2008, Grant Thornton performed an integrated audit and these fees were not separately identified. The amount for 2008 includes $108,312 for Registration Statements of Forms S-4 and S-8. The amount for 2009 includes $50,000 for Registration Statement Form S-3 and $7,000 for work performed in connection with the Company's SEC comment letter responses.

(2)
Audit-Related Fees consist of fees billed by Grant Thornton for the review of Grant Thornton's work papers by external parties.

(3)
Tax Fees consist of fees billed and expected to be billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal state and local tax compliance, planning and advice; international tax compliance, planning and advice; review of federal, state, local and international income franchising and other tax returns.

(4)
All Other Fees consist of fees for products and services other than the services reported above.

Audit Committee Pre-Approval Policy

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated pre-approval authority to the Audit Committee Chairperson. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.

        Since July 2005, each new engagement of Grant Thornton has been approved in advance by the Audit Committee.

Vote Required and Board of Directors' Recommendation

        Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal, at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against this proposal. Broker non-votes are not expected to result from the vote on Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THIS PROPOSAL.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
2005 EQUITY INCENTIVE PLAN TO INCREASE
THE AGGREGATE NUMBER OF SHARES THAT MAY BE ISSUED UNDER THE PLAN BY
1,250,000 SHARES

        At the Annual Meeting, our stockholders will be asked to approve an amendment to the Kratos Defense & Security Systems, Inc. 2005 Equity Incentive Plan, as amended (the "2005 Plan"), to increase the maximum number of shares of common stock that may be issued under the 2005 Plan by 1,250,000 so that the total number of shares reserved for issuance under the 2005 Plan will be 1,900,000 shares. Our stockholders have previously authorized us to issue up to 650,000 shares of common stock under the 2005 Plan (subject to adjustment upon certain changes in the capital structure).

        We are asking our stockholders to approve the increase to the 2005 Plan so that we can continue to use the 2005 Plan to attract and encourage the continued employment and service of, and maximum efforts by, officers, employees and other individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in our operations and future success. Since January 2007, we have pursued this goal primarily through the grant of restricted stock units. We believe that in our heavily human-capital intensive business, restricted stock units are an important factor in hiring and retaining talented personnel.

        The Compensation Committee and the Board of Directors believe that in order to successfully attract and retain the best possible candidates for positions of responsibility, we must continue to offer a competitive equity incentive program. Importantly, when our stockholders previously approved an increase in the share reserve under the 2005 Plan on June 25, 2008, the Compensation Committee resolved to discontinue making equity award grants under our other equity incentive plans, including the Kratos 1999 Equity Incentive Plan and the Kratos 2000 Nonstatutory Stock Option Plan (the "Prior Plans"), and to cancel the remaining shares available for grant under the Prior Plans. In addition, our 2005 Plan does not allow us to issue shares forfeited or otherwise cancelled under the Prior Plans. As a result, as of March 5, 2010, no shares remained available for the future grant of stock awards, including restricted stock unit awards, under the 2005 Plan, and any of our other equity incentive plans.

        The Board of Directors and the Compensation Committee believe that additional shares must be made available as our inability to offer equity compensation to our existing and new employees would seriously impact our ability to hire and retain employees. The Compensation Committee uses equity compensation in the form of restricted stock units as its principal form of long term compensation, and the Compensation Committee views this form as critical to achieving its compensation objectives for executives and the broader employee population. Accordingly, on March 17, 2010, the Compensation Committee unanimously adopted, subject to stockholder approval, an amendment to increase the maximum number of shares of common stock issuable under the 2005 Plan by 1,250,000 shares to a total of 1,900,000 shares (subject to adjustment upon certain changes in the capital structure of the company).

        Our option overhang is relatively low and substantially all of the outstanding options to acquire our common stock have exercise prices that are materially higher than the current trading prices of our common stock. In 2008 we issued a substantial number of shares of common stock in connection with our acquisitions of SYS and Digital Fusion, Inc., and we conducted a public offering in 2009 that materially increased our outstanding share count. Our acquisitions of SYS and Digital Fusion, Inc. also added an aggregate 700 additional employees, representing approximately 39% of our total current workforce.

        Approval of the amendment to the 2005 Plan requires the affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote at the Annual

Meeting. If our stockholders do not approve the amendment to the 2005 Plan, the 2005 Plan will terminate, we will no longer have an equity incentive plan under which equity awards can be granted, and approximately 32% of the total grants made in January 2010, representing the restricted stock units granted in excess of the authorized shares available for grant, will be forfeited and cancelled (as described in further detail below).

Summary of the 2005 Plan

        A summary of the 2005 Plan is set forth below. This summary is qualified in its entirety by the specific language of the 2005 Plan, a copy of which is available to any stockholder upon request.

Administration

        The 2005 Plan is administered by the Compensation Committee. Subject to the terms of the 2005 Plan, the Compensation Committee may select participants to receive awards, determine the types of awards, and terms and conditions of awards, and interpret provisions of the 2005 Plan. The Compensation Committee determines at what time or times each award may be exercised or settled and the period of time, if any, after retirement, death, disability or termination of employment during which such awards may be exercised, vested or settled. The exercisability and vesting of any award may be accelerated by the Compensation Committee. The 2005 Plan forbids, without stockholder approval, the repricing of any outstanding stock option or stock appreciation right by an amendment which lowers the exercise price of such awards. Our Compensation Committee recently amended the 2005 Plan to prohibit, without stockholder approval, a stock option exchange program where such stock options or stock appreciation rights are either transferred to a financial institution for a cash payment or cancelled and replaced with new stock options or stock appreciation rights. The Board of Directors may terminate or amend the 2005 Plan at any time and for any reason. However, amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws.

Common Stock Reserved for Issuance

        The common stock issued or to be issued under the 2005 Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2005 Plan.

Eligibility

        Awards may be made under the 2005 Plan to our employees, directors and consultants, or the employees, directors and consultants of any present or future parent or subsidiary corporation. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of us or a parent or subsidiary corporation. As of the end of January 2010, approximately 1,800 employees, five non-employee directors and no consultants were eligible to participate in the 2005 Plan.

Stock Options

        The 2005 Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options. The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant. An exception to these requirements is made for options that we grant in substitution for options held by employees of companies that we acquire. In such a case the exercise price is adjusted to preserve the economic value of the employee's stock option from his or her former employer. The exercise price of each indexed stock option, and the terms and adjustments which may be made to such an option, will be determined by the Compensation Committee in its sole discretion at the time of grant. On March 5, 2010, the closing price of our common stock on the Nasdaq Global Select Market was $14.00 per share.

        The 2005 Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price, by a net exercise procedure, or such other lawful consideration as approved by the Compensation Committee, or by any combination of these. Nevertheless, the Compensation Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by us, through the optionee's surrender of a portion of the option shares to us.

        Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Compensation Committee. The maximum term of any option granted under the 2005 Plan is ten years, provided that an incentive stock option granted to a 10% stockholder must have a term not exceeding five years. The Compensation Committee will specify in each written option agreement, and solely in its discretion, the period of post-termination exercise applicable to each option.

        Generally, stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. However, a nonstatutory stock option may be assigned or transferred to the extent permitted by the Compensation Committee in its sole discretion.

Stock Appreciation Rights

        A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. We will pay the appreciation only in the form of shares of common stock. The Compensation Committee may grant stock appreciation rights under the 2005 Plan in tandem with a related stock option or as a freestanding award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the Compensation Committee. The maximum term of any stock appreciation right granted under the 2005 Plan is ten years. Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant's lifetime only by the participant.

Restricted Stock Awards

        The Compensation Committee may grant restricted stock awards under the 2005 Plan in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to us. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Compensation Committee specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Compensation Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant's termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

Restricted Stock Units

        The Compensation Committee may grant restricted stock units under the 2005 Plan, which represent a right to receive shares of common stock at a future date determined in accordance with the participant's award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant's services to us. The Compensation Committee may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with performance shares and performance units, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Compensation Committee may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay.

Performance Awards

        The Compensation Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Compensation Committee determines in writing and sets forth in a written agreement between us and the participant. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of common stock and a dollar amount per unit which may be determined by the Compensation Committee. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock) or any combination thereof.

        Unless otherwise provided by the Compensation Committee, if a participant's service terminates due to the participant's death, disability or retirement prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant's service during the performance period. If a participant's service terminates prior to completion of the applicable performance period for any other reason, the 2005 Plan provides that, unless otherwise determined by the Compensation Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Deferred Stock Awards

        The 2005 Plan provides that certain participants who are executives or members of a select group of highly compensated employees may elect to receive, in lieu of payment in cash or stock of all or any portion of such participant's cash and/or stock compensation, an award of deferred stock units. A participant electing to receive deferred stock units will be granted automatically, on the effective date of such deferral election, an award for a number of stock units equal to the amount of the deferred compensation divided by an amount equal to the fair market value of a share of our common stock as quoted by the national or regional securities exchange or market system on which the common stock is listed on the date of grant. A stock unit is an unfunded bookkeeping entry representing a right to receive one share of our common stock in accordance with the terms and conditions of the deferred stock unit award. Participants are not required to pay any additional cash consideration in connection with the settlement of a deferred stock unit award. A participant's compensation not paid in the form of a deferred stock unit award will be paid in cash in accordance with our normal payment procedures.

        Each deferred stock unit award will be evidenced by a written agreement between us and the participant specifying the number of stock units subject to the award and the other terms and conditions of the deferred stock unit award, consistent with the requirements of the 2005 Plan. Deferred stock unit awards are fully vested upon grant and will be settled by distribution to the participant of a number of whole shares of common stock equal to the number of stock units subject to the award on a date set forth in the participant's written agreement in accordance with the terms of the 2005 Plan at the time of his or her election to receive the deferred stock unit award. A holder of stock unit has no voting rights or other rights as a stockholder until shares of common stock are issued to the participant in settlement of the stock unit. However, participants holding stock units will be entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of common stock. Such dividend equivalents will be credited in the form of additional whole and fractional stock units determined by the fair market value of a share of common stock on the dividend payment date. Prior to settlement, no deferred stock unit award may be assigned or transferred other than by will or the laws of descent and distribution.

Other Stock-Based Awards

        The Compensation Committee may also grant one or more awards not specifically identified by the terms of the 2005 Plan that would provide a participant with either: (i) a share of stock; (ii) the right to purchase a share of stock; (iii) a value derived from a share of stock; or (iv) an exercise or conversion privilege related to a share of stock. Other stock-based awards may be subject to vesting conditions based on such service or performance criteria as the Compensation Committee specifies, and any such award may not be transferred by the participant until vested.

Change in Control

        The 2005 Plan defines a "Change in Control" as any of the following events upon which our stockholders immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the company's voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of the company, its successor or the corporation to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the company's voting stock; (ii) a merger or consolidation in which the company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the company; or (iv) a liquidation or dissolution of the company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume all outstanding awards or substitute new awards having an equivalent value.

        In the event of a Change in Control and the outstanding stock options and stock appreciation rights are not assumed or replaced, then all unexercisable, unvested or unpaid portions of such outstanding awards will become immediately exercisable, vested and payable in full immediately prior to the date of the Change in Control.

        Any award not assumed, replaced or exercised prior to the Change in Control will terminate. The 2005 Plan authorizes the Compensation Committee, in its discretion, to provide for different treatment of any award, as may be specified in such award's written agreement, which may provide for acceleration of the vesting or settlement of any award, or provide for longer periods of exercisability, upon a Change in Control.

Adjustments for Stock Dividends and Similar Events

        The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2005 Plan, including the individual limitations on awards, to reflect common stock dividends, stock splits and other similar events.

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code, which we refer to as the Code, limits publicly-held companies such as us to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to its chief executive officer, chief financial officer and the three most highly compensated executive officers (other than the chief executive officer and the chief financial officer) determined at the end of each year (the "covered employees"). However, performance-based compensation is excluded from this limitation. The 2005 Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m). To qualify as performance-based:

  •
  the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

  •
  the performance goal under which compensation is paid must be established by a Compensation Committee comprising two or more directors who qualify as outside directors for purposes of the exception;

  •
  the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

  •
  the Compensation Committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

        In the case of compensation attributable to stock options and stock appreciation rights, the performance goal requirement (summarized above) is deemed satisfied, and the certification requirement (summarized above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option or stock appreciation right is granted states the maximum number of shares with respect to which options and stock appreciation rights may be granted during a specified period to an employee; and under the terms of the option or stock appreciation rights, the amount of compensation is based solely on an increase in the value of the stock after the date of grant.

        One or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used by the Compensation Committee in establishing performance goals:

  •
  revenue;

  •
  gross margin;

  •
  operating margin;

  •
  operating income;

  •
  pre-tax profit;

  •
  earnings before interest, taxes, depreciation and amortization;

  •
  net income;

  •
  cash flow;

  •
  the market price of our common stock;

  •
  earnings per share; and

  •
  return on stockholder equity.

        Under the Section 162(m) of the Code, a director is an "outside director" if he or she is not a current employee of the corporation; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the corporation; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the corporation in any capacity other than as a director.

        In order to comply with Section 162(m) of the Code and ensure compensation attributable to awards under the 2005 Plan are performance based compensation, the maximum number of shares subject to stock options or stock appreciation rights that can be awarded under the 2005 Plan to any person is 200,000 per year. However, the company may also make a one-time additional grant of stock options or stock appreciation rights, in an additional amount of 100,000 shares, to any newly-hired person bringing such person's first year maximum award to 300,000 shares. The maximum number of shares that can be awarded under the 2005 Plan to any person pursuant to restricted stock or restricted stock units is also 200,000 per year, which may also be increased by an additional 100,000 shares for the first year for any newly-hired person. The maximum number of shares that may be granted as performance shares to any person is 200,000 per fiscal year. The maximum amount that may be earned as a performance unit or an annual incentive award or other performance cash award in any fiscal year by any one person is $1,000,000.

Federal Income Tax Consequences of the 2005 Plan

Incentive Stock Options

        The grant of an option will not be a taxable event for the grantee or for us. A grantee will not recognize taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply, and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below. For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of one of our subsidiaries from the date the option is granted through a date within three months before the date of exercise of the option. In the case of a grantee who is disabled, the three-month period for exercise following termination of employment is extended to one year. In the case of a grantee who dies, both the time for exercising incentive stock options after termination of employment and the holding period for stock received through the exercise of the option are waived. If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Code.

        In the event an incentive stock option is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Non-Qualified Options

        The grant of an option will not be a taxable event for the grantee or us. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). If we comply with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

        A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member's tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee's estate for estate tax purposes.

        Absent special limitations on exercisability, in the event a nonqualified stock option is granted with an exercise price that is below fair market value or is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provides rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest.

Restricted Stock

        A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If we comply with the restrictions of Section 162(m) of the Code, we will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income.

Deferred Common Stock

        There are no immediate tax consequences of receiving an award of deferred common stock under the 2005 Plan. A grantee who is awarded deferred common stock will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the distribution date(s) under the deferral election, reduced by the amount, if any, paid for such shares. If we comply with the restrictions of Section 162(m) of the Code, we will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income.

        Deferred common stock can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of a deferred common stock that does not meet the requirements of Section 409A of the Code can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Restricted Stock Units

        There are no immediate tax consequences of receiving an award of restricted common stock units under the 2005 Plan. A grantee who is awarded restricted common stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with the restrictions of Section 162(m) of the Code, we will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income.

Stock Appreciation Rights

        There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2005 Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

        A stock appreciation right can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A stock appreciation right that does not meet the requirements of Section 409A of the Code can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Performance Stock Awards

        There are no immediate tax consequences of receiving an award of performance shares under the 2005 Plan. A grantee who is awarded performance shares will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee pursuant to the award, reduced by the amount, if any, paid for such shares. If we comply with the restrictions of Section 162(m) of the Code, we will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income. Upon a grantee's disposition of performance shares, any gain realized in excess of the amount reported as ordinary income will be reportable by the grantee as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the grantee has held the shares for at least one year. Otherwise, the capital gain or loss will be short-term.

        Performance stock awards can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of a performance stock award that does not meet the requirements of Section 409A of the Code can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Performance and Annual Incentive Awards

        The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

        Performance and annual incentive awards can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of a performance or annual incentive award that does not meet the requirements of Section 409A of the Code can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Amended 2005 Plan Benefits

        Restricted stock units or other awards granted to our employees, including our executive officers, under the 2005 Plan from the 1,250,000 share reserve increase will be granted at the discretion of the Compensation Committee, and, accordingly, are not yet determinable. If stockholder approval of the amendment is obtained, we will grant annual restricted stock unit awards to each non-employee director as provided under the 2005 Plan. If stockholder approval of this amendment is not obtained, a portion of the awards made to our employees, executive officers and non-employee directors in January 2010 will be cancelled and forfeited on a pro rata basis, to the extent such grants exceeded the shares authorized for grant under the 2005 Plan, in the amounts set forth in the table below, and we will not be able to issue future awards under the 2005 Plan to any of our employees, executive officers or non-employee directors. Benefits under the 2005 Plan from the 1,250,000 share reserve increase will depend on a number of factors, including the fair market value of our common stock on future dates, actual performance against performance goals established with respect to performance awards and decisions made by the participants. Consequently, other than as provided above, it is not possible to determine the benefits that might be received by participants under the 2005 Plan.

        The following table sets forth information with respect to (i) restricted stock units granted under the 2005 Plan during fiscal 2009 and (ii) restricted stock units awarded under the 2005 Plan during fiscal 2010, through March 5, 2010 (unless stockholder approval is not obtained, in which case the awards to our employees, executive officers and non-employee directors will be cancelled and forfeited on a pro rata basis in the amounts set forth below).

Executive Officer and Position	Shares Subject to Restricted Stock Unit Awards Granted in Fiscal 2009	Total Number of Restricted Stock Unit Awards Granted in Fiscal 2010 through March 5, 2010		Number of Restricted Stock Unit Awards Granted in Fiscal 2010 through March 5, 2010 Subject to Cancellation and Forfeiture(1)
Eric M. DeMarco, Chief Executive Officer and President	30,000	50,000		15,950
Deanna Lund, Executive Vice President and Chief Financial Officer	20,000	30,000		9,570
Laura Siegal, Vice President, Corporate Controller, Secretary and Treasurer	5,000	10,000		3,190
Benjamin Goodwin, President, Public Safety & Security Segment	7,500	12,500		3,987
Howard Bates, President, Kratos Government Solutions Segment(2)	20,000	—		—
All current executive officers as a group(3)	62,500	102,500		32,697
All current non-employee directors as a group	3,000	3,435	(4)	3,435
All current employees as a group (excluding executive officers)	112,050	153,350		67,310

(1)
Reflects awards that are subject to cancellation and forfeiture if the stockholders do not approve the amendment to the 2005 Plan at the Annual Meeting.

(2)
Mr. Bates employment with us terminated on December 31, 2009.

(3)
Does not include Mr. Bates.

(4)
Includes options to purchase 585 shares of our common stock at an exercise price of $12.84 per share, which were issued to one non-employee director pursuant to the terms of our Non-Management Directors Stock Option Fee Program.

Vote Required and Board of Directors Recommendation

        Approval of this proposal requires the affirmative vote of a majority of the shares represented at a meeting in person or by proxy and entitled to vote on this proposal at a meeting at which a quorum is present. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THIS PROPOSAL.

 PROPOSAL 4

APPROVAL OF AMENDMENT TO THE KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
1999 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE AGGREGATE NUMBER OF
SHARES THAT MAY BE ISSUED UNDER THE PLAN BY 625,000 SHARES

        At the Annual Meeting, the stockholders will be asked to approve an amendment to the Kratos Defense & Security Solutions, Inc. 1999 Employee Stock Purchase Plan (the "Purchase Plan") to increase the maximum number of shares of common stock that may be issued under the Purchase Plan by 625,000 shares. Our stockholders have previously approved the reservation of 435,000 shares of our common stock for purchase by employees under the Purchase Plan. As of March 16, 2010, a total of 71,861 shares remain available for future purchases, without giving effect to the proposed amendment.

        Our Board of Directors believes that the Purchase Plan benefits us and our stockholders by providing our employees with an opportunity to purchase shares of common stock through payroll deductions, which helps to attract, retain and motivate valued employees. To provide a reasonable reserve of shares to permit us to continue offering this opportunity to our employees, the Board of Directors has adopted, subject to stockholder approval, an amendment to increase the number of shares of common stock remaining reserved for issuance under the Purchase Plan by 625,000 shares.

        Employees who actively participate in the Purchase Plan may have up to 15% of their earnings for the period withheld pursuant to the Purchase Plan. The amount withheld is used at various purchase dates within the offering period to purchase shares of our common stock. The price paid for common stock at each such purchase date equals the lower of 85% of the fair market value of the common stock at the commencement date of that offering period or 85% of the fair market value of the common stock on the relevant purchase date. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically upon termination of employment.

Summary of the Purchase Plan

        The following summary is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any stockholder upon request.

        General.    At the beginning of each offering under the Purchase Plan (each, an "Offering"), each participant in the Purchase Plan is granted the right to purchase, through accumulated payroll deductions, up to a number of shares of our common stock determined on the first day of the Offering (a "Purchase Right"). The Purchase Right is automatically exercised on each purchase date during the Offering unless the participant has withdrawn from participation in the Purchase Plan prior to such date. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code.

        Authorized Shares.    Currently, a maximum of 71,861 authorized but unissued or reacquired shares of common stock remain available for issuance under the Purchase Plan, subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization or similar change in our capital structure, or in the event of any merger, sale of assets or other reorganization. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the Purchase Plan.

        Administration.    The Purchase Plan is administered by the Board of Directors or a committee of the Board. (For purposes of this discussion, the term "Board" refers to either the Board of Directors or such committee.) Subject to the provisions of the Purchase Plan, the Board determines the terms and conditions of Purchase Rights granted under the plan. The Board has the authority to interpret the

Purchase Plan and Purchase Rights granted thereunder, and any such interpretation of the Board will be binding.

        Eligibility.    Any employee of the company or any parent or subsidiary of the company designated by the Board for inclusion in the Purchase Plan is eligible to participate in an Offering under the plan so long as the employee is customarily employed for at least 20 hours per week and more than five months in any calendar year. As of March 15, 2010, approximately 1,537 employees, including all executive officers, were eligible to participate in the Purchase Plan.

        Offerings.    Generally, each Offering under the Purchase Plan extends for a period of six months (the "Offering Period"). New Offering Periods begin every six months (an "Offering Date") and do not overlap. Offering Periods generally commence on January 1 and July 1 of each year. Shares are purchased on the last day of each purchase period. The Board may establish a different term for any Offering (not to exceed 27 months) or purchase period or different commencement or ending dates for an Offering or a purchase period.

        Participation and Purchase of Shares.    Participation in an Offering under the Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the first day of an Offering Period. Payroll deductions may not exceed fifteen 15% percent of an employee's earnings on any payday during the Offering Period, provided that the Board may establish a different limit from time to time. An employee who becomes a participant in the Purchase Plan will automatically participate in each Offering beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from the Purchase Plan, becomes ineligible to participate, or terminates employment.

        Subject to any uniform limitations or notice requirements imposed by the company, a participant may increase or decrease his or her rate of payroll deductions or withdraw from the Purchase Plan at any time during an Offering. Upon withdrawal, the company will refund without interest the participant's accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an Offering, that participant may not again participate in the same Offering at any later time. If the fair market value of a share of common stock on the Offering Date of the current Offering in which employees are participating is greater than such fair market value on the Offering Date of a new Offering, then, unless a participant elects otherwise, each participant will be automatically withdrawn from the current Offering after purchasing shares and enrolled in the new Offering.

        On each Purchase Date, we issue to each participant in the Offering the number of shares of our common stock equal to the amount of payroll deductions accumulated for the participant during the Purchase Period divided by the purchase price, limited in any case by the number of shares subject to the participant's Purchase Right for that Offering. The price at which shares are sold under the Purchase Plan is established by the Board but may not be less than 85% of the lesser of the fair market value per share of common stock on the Offering Date or on the Purchase Date. The fair market value of the common stock on any relevant date generally will be the closing price per share as reported on the NASDAQ Global Select Market. On March 5, 2010, the closing price of our common stock as reported on the NASDAQ Global Select Market was $14.00 per share. Any payroll deductions under the Purchase Plan not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of common stock, in which case the remaining amount may be applied to the next Purchase Period.

        Termination or Amendment.    The Purchase Plan will continue until terminated by the Board or until all of the shares reserved for issuance under the plan have been issued. The Board may amend or terminate the Purchase Plan at any time, except that the approval of our stockholders is required within 12 months of the adoption of any amendment increasing the number of shares authorized for issuance under the Purchase Plan, or changing the categories of corporations that may be designated by the Board as corporations whose employees may participate in the Purchase Plan.

Shares Purchased by Certain Persons

        The aggregate numbers of shares of common stock purchased by our named executive officers under the Purchase Plan from its inception through March 5, 2010 are as follows:

Named Executive Officer and Position	Shares of Common Stock Purchased under Purchase Plan
Eric M. DeMarco, President and Chief Executive Officer	2,578
Deanna Lund, Executive Vice President and Chief Financial Officer	1,975
Laura Siegal, Vice President and Controller	44
Howard Bates, (Former) President, Kratos Government Solutions	2,193
Benjamin Goodwin, President, Public Safety and Security.	0
All current executive officers as a group(1)	4,597
All current employees as a group (excluding executive officers)	98,124

(1)
Does not include Mr. Bates, as his employment with us terminated on December 31, 2009.

        None of our directors who are not executive officers are eligible to participate in the Purchase Plan. Since its inception, no shares have been issued under the Purchase Plan to any other nominee for election as a director, or any associate of any such director, nominee or executive officer, and no other person has been issued five percent or more of the total amount of shares issued under the Purchase Plan.

Summary of U.S. Federal Income Tax Consequences

        The following summary is intended only as a general guide as to the U.S. federal income tax consequences of participation in the Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

        Generally, there are no tax consequences to an employee of either becoming a participant in the Purchase Plan or purchasing shares under the Purchase Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the Offering Date or within one year after the Purchase Date on which the shares are acquired (such disposition being referred to as a "disqualifying disposition"), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the purchase price. Such income may be subject to tax withholding by the employer. Any additional gain or any loss recognized by the participant resulting from the disposition of the shares is a capital gain or loss. If the participant disposes of shares at least two years after the Offering Date and at least one year after the Purchase Date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and the purchase price (determined as if the Purchase Right were exercised on the Offering Date). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant still owns the shares at the time of his or her death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and the purchase price (determined as if the Purchase Right were exercised on the Offering Date) is recognized as ordinary income in the year of the participant's death.

        If the participant disposes of the shares in a disqualifying disposition, we should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Vote Required and Board of Director's Recommendation

        Approval of this proposal requires the affirmative vote of a majority of the shares represented at a meeting in person or by proxy and entitled to vote on this proposal at a meeting at which a quorum is present. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THIS PROPOSAL.

 CORPORATE GOVERNANCE

Corporate Governance Guidelines

        Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and our stockholders. The corporate governance guidelines are available for review on our website at www.kratosdefense.com.

Director Independence

        Our Board of Directors has unanimously determined that four of our directors standing for election, Messrs. Anderson, Carano, Hoglund and Jarvis, who constitute a majority of the Board, are "independent" directors as that term is defined by Nasdaq Marketplace Rule 5605(a)(2). In making this determination, the Board has affirmatively determined, considering broadly all relevant facts and circumstances regarding each independent director, that none of the independent directors has a material relationship with us (either directly or as a partner, stockholder, officer or affiliate of an organization that has a relationship with us). In addition, based upon such standards, the Board determined that Mr. DeMarco is not "independent" because he is our President and Chief Executive Officer and Mr. Liberatore is not "independent" because of his employment with Kratos in the prior three years.

Nominations for Directors

        The Nominating and Corporate Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The committee will consider and evaluate any recommendation for director nominees proposed by a stockholder who (i) has continuously held at least 1% of the outstanding shares of our common stock entitled to vote at the annual meeting of stockholders for at least one year by the date the stockholder makes the recommendation and (ii) undertakes to continue to hold the common stock through the date of the meeting. In order to be evaluated in connection with our established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a qualifying stockholder must be received by us no later than 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year's annual meeting of stockholders. Any stockholder recommendation for director nominee must be submitted to the Corporate Secretary in writing at 4810 Eastgate Mall, San Diego, California 92121 and must contain the following information:

  •
  A statement by the stockholder that he/she is the holder of at least 1% of Kratos' common stock and that the stock has been held for at least a year prior to the date of the submission and that the stockholder will continue to hold the shares through the date of the annual meeting of stockholders;

  •
  The candidate's name, age, contact information and current principal occupation or employment;

  •
  A description of the candidate's qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed;

  •
  The candidate's resume; and

  •
  Three references.

        The goal of the Nominating and Corporate Governance Committee of our Board is to assemble a board of directors that brings a variety of perspectives and skills derived from high quality business and professional experience to Kratos. In doing so, the Nominating and Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

        Other than the foregoing, there are no stated minimum criteria for director nominees. However, the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in Kratos' best interests and that of our stockholders. The Nominating and Corporate Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of our board of directors must meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that at least a majority of the members of our board of directors must meet the definition of "independent director" under the NASDAQ Marketplace Rules or the listing standards of any other applicable self regulatory organization. The Nominating and Corporate Governance Committee also believes it to be appropriate for certain key members of our management to participate as members of our board of directors.

        The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of our Board willing to continue to serve. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective. If any member of our Board does not wish to be considered for re-election at an upcoming annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. In such cases, all of the members of our Board are polled for suggestions as to individuals meeting the criteria for nomination to our Board. Research may also be performed to identify qualified individuals. If the Nominating and Corporate Governance Committee believes that our Board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

        All directors and director nominees are required to submit a completed form of directors' and officers' questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.

        As stated in our Corporate Governance Guidelines, nominees for director are to be selected on the basis of, among other criteria, experience, knowledge, skills, expertise, integrity, diversity, ability to make analytical inquiries, understanding of or familiarity with our business, products or markets or similar business, products or markets, and willingness to devote adequate time and effort to Board responsibilities. The Committee may establish additional criteria and is responsible for assessing the appropriate balance of criteria required of Board members. Although we do not have a written policy with respect to Board diversity, the Nominating and Governance Committee and the Board believe that a diverse board leads to improved Company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation.

Stockholder Communications with Directors

        The Board has adopted a Stockholder Communications with Directors Policy. The Stockholder Communications with Directors Policy is available for review on our website at www.kratosdefense.com/about/governance.asp. Stockholders and other interested parties may communicate with one or more members of the Board or the non management directors as a group in writing by regular mail. Those who wish to send such communications may do so by addressing their communication to: Chairman of the Board or Board of Directors, c/o Corporate Secretary, Kratos Defense & Security Solutions, Inc., 4810 Eastgate Mall, San Diego, California, 92121.

        The Board has instructed the Corporate Secretary to review all communications so received and to exercise his or her discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters and personal grievances. However, any director may at any time request the Corporate Secretary to forward any and all communications received by the Corporate Secretary but not forwarded to the directors.

Code of Ethics

        Our Board has adopted a Code of Ethics that applies to all of our directors, officers and employees. The Code of Ethics is available for review on our website at www.kratosdefense.com/about/governance.asp, and is also available in print, without charge, to any stockholder who requests a copy by writing to us at Kratos Defense & Security Solutions, Inc., 4810 Eastgate Mall, San Diego, California, 92121, Attention: Investor Relations. Each of our directors, employees and officers, including our chief executive officer, chief financial officer and corporate controller, and all of our other principal executive officers, are required to comply with the Code of Ethics. There have not been any waivers of the Code of Ethics relating to any of our executive officers or directors in the past year.

Meetings and Committees of the Board

        Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the committees of the Board. Regular communications between our directors and management also occur apart from meetings of the Board and committees of the Board.

Meeting Attendance

        Our Board normally meets quarterly, but may hold additional meetings as required. During fiscal year 2009, the Board held three regularly scheduled meetings and three special meetings and acted by unanimous written consent five times. Each of our directors attended at least 75% of the Board meetings he was eligible to attend; and with the exception of Mr. Carano, each director attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings of each committee of the Board on which he was serving. Four of our directors attended last year's annual meeting of stockholders.

        Our Board of Directors has adopted a "Director Attendance at Annual Meeting Policy" which is available for review on our website at www.kratosdefense.com.

Committees of the Board of Directors

        Our Board currently has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

        Our Audit Committee consists of Messrs. Anderson (Chairperson), Hoglund and Jarvis. Our Board has affirmatively determined that each member of the Audit Committee is independent under Nasdaq Marketplace Rule 5605(a)(2), and meets all other qualifications under Nasdaq Marketplace Rule 5605(e), the Sarbanes-Oxley Act of 2002 and applicable rules of the Securities and Exchange Commission. Our Board has also affirmatively determined that Mr. Hoglund qualifies as an "audit committee financial expert" as such term is defined in Regulation S-K under the Securities Act of 1933. During 2009, the Audit Committee held three regular meetings and three special meetings.

        The Audit Committee acts pursuant to a written charter, which is available for review on our website at www.kratosdefense.com/about/governance.asp. The responsibilities of the Audit Committee include overseeing, reviewing and evaluating our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is also responsible for the appointment, compensation, retention, and as necessary, the termination of our independent auditors.

Compensation Committee

        Our Compensation Committee consists of Messrs. Carano, Hoglund and Jarvis (Chairperson). Our Board has affirmatively determined that each member of the Compensation Committee is independent as such term is defined under Nasdaq Marketplace Rule 5605(a)(2). During 2009, the Compensation Committee met three times. Our Board has adopted a charter for the Compensation Committee which is available for review on our website at www.kratosdefense.com/about/governance.asp. The Compensation Committee reviews and makes recommendations to our Board of Directors concerning the compensation and benefits of our executive officers, including the Chief Executive Officer, and directors, oversees the administration of our stock option and employee benefits plans, and reviews general policy relating to compensation and benefits.

Nominating and Corporate Governance Committee

        On February 27, 2008, our Board established a Nominating and Corporate Governance Committee composed of Messrs. Carano (Chairperson), Hoglund (Chairperson) and Jarvis. The Nominating and Corporate Governance Committee evaluates and recommends to the Board nominees for each election of directors. The Nominating and Corporate Governance Committee met three times in 2009. Our Board has adopted a charter for the Nominating and Corporate Governance Committee and a copy of that charter is available for review on our website at www.kratosdefense.com/about/governance.asp. The responsibilities of the Nominating and Corporate Governance Committee include making recommendations to the Board with respect to the nominations or elections of directors and providing oversight of our corporate governance policies and practices.

Board Leadership Structure

        The Board believes that its current independent Board structure is best for our Company and provides good corporate governance and accountability. The Board does not have a fixed policy regarding the separation of the roles of the Chairman of the Board and the Chief Executive Officer because it believes the Board should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interests of the Company and its stockholders. The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company.

        The Board believes that the current structure of a separate Chairman of the board and a separate Chief Executive Officer is the optimum structure for the Company at this time, taking into consideration Mr. DeMarco's active role in pursuing the Company's growth strategies through mergers and acquisitions.

Board Role in Risk Management

        The risk oversight function of the Board is carried out by both the Board and the Audit Committee. As provided in its charter, the Audit Committee meets periodically with management to discuss our major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. Matters of strategic risk are considered by the Board as a whole. Each quarter, our Director of Internal Audit reports directly to the Audit

Committee on the activities of our internal audit function and at least annually our Vice President of Legal Affairs and Compliance reports direct to the Audit Committee on our ethics compliance program. Management also reports to the Audit Committee on legal, finance, accounting and tax matters at least quarterly. The Board is provided with reports on legal matters at least quarterly and on other matters related to risk oversight on an as needed basis.

Risks Related to Compensation Policies and Practices

        The Compensation Committee has considered whether the Company's overall compensation program for employees in 2010 creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long- and short-term compensation incentives that we believe is properly weighted, the uniformity of compensation policies across the Company, and the use of our 2010 business plan, which the Compensation Committee regards as setting an appropriate level of risk taking for the Company, as a baseline for our Annual Incentive Plan targets. We also believe the Company's internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to a harmful long-term business transaction in exchange for short-term compensation benefits.

Certain Relationships and Related Party Transactions

        During fiscal year 2009, there were no transactions to which the Company was or is a party in which the amount involved exceeds $120,000 and in which any director, officer or beneficial holder of more than 5% of any class of our voting securities or member of such person's immediate family had or will have a direct or indirect material interest.

Procedures for Approval of Related Party Transactions

        Under its charter, the Audit Committee of our Board is charged with reviewing all potential related party transactions. Our policy has been that the Audit Committee, which is comprised solely of independent, disinterested directors, reviews and then recommends such related party transactions to the entire Board for further review and approval. All such related party transactions are then required to be reported under applicable SEC rules. Aside from this policy, we have not adopted additional procedures for review of, or standards for approval of, related party transactions, but instead review such transactions on a case-by-case basis.

 EXECUTIVE COMPENSATION

Our Executive Officers

        Executive officers are elected by our Board and serve at its discretion. There are no family relationships between any director or executive officer and any other directors or executive officers. Set forth below is information regarding our executive officers as of March 5, 2010.

Name	Position	Age	Year Appointed
Eric DeMarco	Chief Executive Officer and President	46	2003
Deanna Lund	Executive Vice President and Chief Financial Officer	42	2004
Laura Siegal	Vice President, Corporate Controller, Secretary and Treasurer	47	2006
Benjamin Goodwin	President, Public Safety & Security Segment	69	2008

        Each executive officer holds office until his or her respective successor has been elected and duly qualified, or until his or her earlier death, resignation or removal. Historically, our Board has elected officers annually at its first meeting following the annual meeting of stockholders.

        Mr. DeMarco's biographical information is included with those of the other members of our Board.

        Ms. Lund has served as Kratos' Executive Vice President and Chief Financial Officer since April 2004. Prior to joining Kratos, Ms. Lund most recently served as Vice President of The Titan Corporation from July 1998 to 2004, then an NYSE-listed corporation, prior to its acquisition by L-3 Communications, and as its Corporate Controller beginning in December 1996. Ms. Lund was also Titan's Corporate Manager of Operations Analysis from 1993 to 1996. Prior to that time, Ms. Lund worked for Arthur Andersen LLP. Ms. Lund received her bachelor's degree in accounting from San Diego State University, Magna Cum Laude, and is a Certified Public Accountant.

        Ms. Siegal has served as Kratos' Vice President and Corporate Controller since April 2006, Treasurer since July 2008, and Secretary since January 2008. Prior to that time, she had served as our Vice President, Finance and Risk Management since September 2004. Ms. Siegal joined Kratos in August 2000 and served as our Treasurer from December 2003 through March 2006, our Director of Corporate Planning from August 2002 to December 2003, Director of Financial Planning and Analysis from January 2001 to August 2002, and Director of Purchasing from August 2000 to January 2001. Throughout her career, Ms. Siegal has held a variety of financial management positions in technology and consulting companies including Controller of MEC Analytical Systems. Ms. Siegal received a bachelor's degree in Economics from the University of California, San Diego.

        Mr. Goodwin has served as President of the Public Safety & Security segment since joining the Company in July 2008. Prior to that, Mr. Goodwin served as Senior Vice President of Sales and Marketing and President of the Public Safety, Security and Industrial Products Group of SYS from July 2005 until SYS's merger with Kratos in July 2008. Mr. Goodwin has held a variety of executive management positions in his career. From 2004 to 2005, Mr. Goodwin was Chief Operating Officer and VP of Sales for Aonix, a developer of software product solutions for the aerospace, telecommunications, and transportation industries. Mr. Goodwin had previously served as Chief Executive Officer of Aonix from 1996 to 2000. From 2000 to 2002, Mr. Goodwin was Executive Vice President of Sales & Marketing for FinanCenter, a developer of financial decision tools, and Chairman of the Board for Template Graphics Solutions, a provider of 3D graphics tools. From 1976 to 1996, Mr. Goodwin was the President and Chief Operating Officer of Thomson Software Products and President and Chief Executive Officer of SofTech Microsystems. In these capacities, Mr. Goodwin was responsible for the successful completion of an IPO, private placements and a merger in addition to significant revenue growth within the companies. Mr. Goodwin has a B.S. in Psychology from Millsaps College.

Compensation Discussion and Analysis

Overview

        This compensation discussion and analysis explains the material elements of the compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during the last completed fiscal year. The named executive officers during the last completed fiscal year include Eric DeMarco, President and Chief Executive Officer; Deanna Lund, Executive Vice President and Chief Financial Officer; Laura Siegal, Vice President, Corporate Controller, Secretary, and Treasurer; Benjamin Goodwin, President, Public Safety and Security Segment; and Howard Bates, President, Kratos Government Solutions Segment, who served as an executive officer in 2009 until his departure from the Company effective December 31, 2009.

Compensation Program Objectives and Philosophy

        The Compensation Committee of our Board, which we refer to in this section as the "Committee," currently oversees the design and administration of the executive compensation program at Kratos. The Committee has adopted an executive compensation policy that has as its primary objective serving our stockholders by attracting, retaining and motivating talented and qualified individuals to manage and lead our business. The Committee's primary objectives in structuring and administering the executive compensation policy are to:

  •
  attract, motivate and retain talented and dedicated executive officers;

  •
  tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives; and

  •
  reward individual performance; and reinforce business strategies and objectives for enhanced stockholder value.

        The Committee evaluates both performance and compensation of employees to ensure that we have the ability to attract and retain employees and that compensation provided to employees remains competitive relative to the compensation paid to similarly situated employees of peer companies. The Committee endeavors to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive.

        The principal elements of the current executive compensation program are base salary, annual incentive cash bonus awards, long-term equity incentives in the form of restricted stock units, other benefits and perquisites, post-termination severance and accelerated vesting of previously granted equity awards upon termination and/or a change in control. Other benefits and perquisites at Kratos consist of life and health insurance benefits and a qualified 401(k) savings plan equivalent to those offered to all employees.

        The Committee views these components of compensation as related but distinct. Although the Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or offset compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on compensation for similar positions at peer companies, the Committee's view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance.

Determination of Compensation Awards

        The Committee has historically performed, at least annually, a strategic review of our executive officers' compensation to determine whether we provide adequate incentives and motivation to our executive officers and whether we adequately compensate our executive officers relative to comparable officers in other similarly situated companies. The Committee's most recent review occurred in November 2009.

        Committee meetings typically have included, for all or a portion of each meeting, not only the Committee members but also our Chief Executive Officer and Vice President of Human Resources. For compensation decisions relating to executive officers other than the Chief Executive Officer, the Committee typically considers recommendations from the Chief Executive Officer. When determining compensation for the Chief Executive Officer, the Committee takes into account, but does not rely solely upon, the recommendation of the Chief Executive Officer. Compensation for the Chief Executive Officer is determined by discussions among and action by the members of the Committee acting in consultation with the other independent members of the Board and market data obtained on behalf of the Committee. Neither the Company nor the Committee engaged a compensation consultant during fiscal 2009.

        It is our policy generally to qualify compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits the company from deducting the compensation of officers that exceeds $1,000,000 unless that compensation is based on the achievement of objective performance goals. We believe that our 1999 and 2005 Equity Incentive Plans (the "Equity Plans") are structured to qualify the stock options, restricted shares and stock unit awards issued thereunder as performance-based compensation and to maximize the tax deductibility of such awards. However, we may at our discretion pay compensation to our officers that is non-deductible.

Base Compensation

        We provide our named executive officers and other executives with base salaries that we believe enable us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals, while taking into account the unique circumstances of our company. We review base salaries for our named executive officers annually and salary increases, if any, are based on the executive's success in contributing to our short-term and long-term objectives, as well as any unique challenges faced by us. We also take into account the base compensation paid by companies believed to be our competitors and by other public companies with which we believe we generally compete for key executives within our market and geographical region. The base salary of our Chief Executive Officer is reviewed and recommended by the Committee acting in consultation with the other independent members of our Board.

        In November 2009, the Committee applied the above principles and decided to adjust certain of the executive officers' salaries commensurate with their various roles and responsibilities and applied the above principles in connection with their review of peer companies' executive compensation policies, taking into consideration the size and organizational structure of those peer companies. The Committee determined to increase Mr. DeMarco's base salary from $440,000 to $490,000, Ms. Lund's base salary from $330,000 to $350,000, Ms. Siegal's base salary from $225,000 to $236,000, and Mr. Goodwin's base salary from $210,000 to $218,000, all effective on March 29, 2010.

Retention Cash Bonus Awards

        For fiscal 2009, Mr. DeMarco, Ms. Lund, and Ms. Siegal were eligible to receive cash retention awards under our retention cash bonus awards program (the "Retention Program"). In establishing the Retention Program, the Committee considered the continuing significant challenges faced by our corporate management team related to, among other things, (i) the refocusing of our business as a defense contractor and security systems integrator for the federal government and state and local agencies, (ii) ongoing matters relating to historical legal issues, (iii) the implementation of our growth strategy through acquisitions and related integration activities and (iv) ongoing securities litigation. The Committee also considered the critical importance of retaining Mr. DeMarco, Ms. Lund and Ms. Siegal to the Company and the multiple roles each of these executives performs for the Company. In particular, the Committee considered the fact that most comparable companies have much larger executive teams performing the functions allocated to Mr. DeMarco, Ms. Lund and Ms. Siegal. The Committee was influenced by the fact that Mr. DeMarco effectively performed the role of Chief Executive Officer, President and Chief Operating Officer and many of the functions typically handled by executives in charge of corporate development and strategy, mergers and acquisitions and investor relations at comparable companies. Similarly, Ms. Lund and Ms. Siegal performed functions typically assigned to a corporate treasurer, senior vice president of finance and planning and corporate risk manager at comparable companies. Further, the vacancy in our general counsel position required each of these executives to perform additional duties that increased their level of commitment and responsibility to our Company. Finally, the Committee acknowledged that each of these executives possessed vital institutional knowledge that could not be quickly or effectively replaced in the event that any of them were to resign, and as a result the Committee placed the highest priority on designing a retention bonus program that would motivate these executives to remain with the Company. The Committee determined in November 2008 that the Retention Program should be continued through 2009 in order to retain key executive officers through our ongoing and demanding transition period.

        The cash awards under the Retention Program vested over the course of fiscal year 2009, with the last vesting date occurring on December 27, 2009, and were paid out in increments over this period and during the first quarter of 2010. These awards were offered based upon the significant critical contributions delivered prior to and during the transformation of the Company as well as expected future performance and contributions, including those in relation to addressing ongoing historical legal matters and continued growth of the Company within an aggressive time frame. Because the awards are based upon these critical contributions to the Company's success, they are contingent upon continued employment through the vesting period. If the eligible executive officer's employment were to have terminated during fiscal year 2009, the executive officer would have forfeited all subsequent payouts. The value of the award for each executive officer was determined at the recommendation of the chief executive officer based on an assessment of the retention risk for each eligible executive officer and such individual's expected impact on the future success and growth of the Company and their roles in addressing the historical matters.

        The Committee determined in November 2009 that these executive officers would be eligible to receive performance based awards under our annual cash bonus award program for 2010 and elected to discontinue the Retention Program in recognition of the successful conclusion of significant legacy issues and integration of acquired businesses.

        The following table sets forth the awards and vesting periods for each of the named executive officers under the Retention Program.

Named Executive Officer	Vesting June 28, 2009	Vesting September 27, 2009	Vesting December 27, 2009	Total Possible Payments
Eric DeMarco	$220,000	$110,000	$220,000	$550,000
Deanna Lund	123,750	61,875	123,750	309,375
Laura Siegal	50,625	25,312	50,625	126,563
Benjamin Goodwin(1)	—	—	—	—
Howard Bates(1)	—	—	—	—

(1)
Mr. Bates and Mr. Goodwin were not eligible to participate in the Retention Program, as they were instead eligible to receive performance based awards under our annual cash bonus award program.

Annual Cash Bonus Awards

        All employees are eligible for an annual cash bonus award based upon achievement or contributions to the Company. The executive officers who do not participate in the Retention Program and other key members of our management have the opportunity to receive incentive compensation in the form of annual discretionary bonuses of cash based upon the achievement of certain individual and company performance objectives during the fiscal year. Typically, target cash bonus awards are based upon a percentage of the executive's salary and range from 25% to 100% of the executive officer's salary. In determining the appropriate level of target bonus for each officer, the Committee considers the recommendation of the chief executive officer and other information collected from public sources for similar positions at peer companies. Under the bonus plan, a majority of each executive's target bonus amount is based on goals related to the Company's achievement of specific financial targets for the fiscal year, which typically include a combination of EBITDA, cash flow, revenues, and other key financial metrics of the business, while the remaining portion of the bonus is based on specific individualized operational objectives. In order to receive any award on the financial targets, a minimum threshold must be achieved. Once achieved, the executive would typically receive a pro rata percentage of his or her bonus target based on linear interpolation. Generally, the executive will not receive any of the company performance-based portion of the target bonus if the financial metrics fall below the minimum achievement threshold.

        The Committee and/or our Chief Executive Officer retain wide discretion to interpret the terms of the cash bonus plan and to identify the extent to which an individual's performance objectives have been met in any particular fiscal year. The Committee and/or the Chief Executive Officer also retain the right to exclude extraordinary charges or other special circumstances in determining whether the objectives were met during any particular fiscal year and may decide to grant 100% of the targeted cash bonus award even if the financial targets do not fall within the specified range, based upon an evaluation of business conditions and industry trends. In addition, the Committee and/or Chief Executive Officer may approve cash bonuses outside of the cash bonus plan. For example, the Committee and/or Chief Executive Officer may approve bonus awards in connection with an executive officer's efforts and accomplishments with respect to our strategic initiatives and milestones, and such bonus awards may overlap with or be in addition to bonus awards under the cash bonus plan.

        Mr. Bates, who served as President of our Government Solutions segment until December 2009, and Mr. Goodwin, who serves as President of our Public Safety and Security segment, were the only named executive officers eligible to participate in the above cash bonus award plan for fiscal year 2009. Under the plan, Mr. Bates was eligible to receive up to $150,000, or 50% of his annual salary, if financial targets and individual performance goals were achieved, and up to an additional $150,000, or

50% of his annual salary, if financial targets were exceeded; and Mr. Goodwin was eligible to receive up to a maximum of $84,000, or 40% of his annual salary. They were each eligible to receive up to 25% of their annual target bonus amount if they achieved certain individualized performance goals including improvement in identifying, winning and retaining new business through implementation of better processes, achievement of consistently high customer satisfaction, aggressive management of overhead costs and utilization rates, limitation of unallowable usage compared to budgets, improvement of voluntary retention, improvement of division proposal skills, and support of corporate initiatives, and 75% of their annual target bonus amount if we achieved certain financial targets such as reaching consolidated EBITDA goals, and each of their respective business segments achieving EBITDA, revenue, win rate, and cash collection goals. In January 2010, as part of Mr. Bates's separation agreement, Mr. Bates received cash payments equal to $57,552, based on the estimated attainment of financial and individual objectives for 2009. In March 2010, under the cash bonus award plan for 2009, Mr. Goodwin received cash payments equal to $18,000 based on meeting financial and individual objectives.

        During fiscal year 2009, the Committee did not establish a cash bonus award plan for our named executive officers other than Messrs. Bates and Goodwin. Instead, the annual cash bonus awards for all other named executive officers were replaced for fiscal year 2009 with the cash awards under the Retention Program described in detail above. As a result, Mr. DeMarco, Ms. Lund and Ms. Siegal did not participate in our cash bonus award plan in 2009. As described above, the Committee has decided to discontinue the Retention Program for these executive officers in 2010 and to establish a cash bonus award plan based on the attainment of financial and individual objectives, similar to the award plans described for Messrs. Bates and Goodwin.

Equity Compensation

        We believe that equity ownership by our executive officers provides important incentives for such officers to make decisions and take actions that maximize long-term stockholder value. The Committee develops its equity award determinations based on its judgments as to whether the complete compensation packages provided to our executives, including prior equity awards, provide sufficient incentives to build stockholder value and align the interests of our executive officers with those of our stockholders, and are sufficient to retain, motivate and adequately award each of our executives. This judgment is based in part on information provided by reviewing the equity compensation practices of companies believed to be our competitors and by other public companies with which we believe we generally compete for key executives.

        We grant equity compensation to our executive officers and other employees under our Equity Plans. Most initial equity awards vest over a four-year period from the date of grant, with 25% vesting on the first anniversary of the date of grant and the balance vesting monthly over a three-year period. Subsequent equity awards to employees with over one year of service vest on a monthly basis over a four-year period. Our equity awards typically have a 10-year contractual term. In addition, as of April 1, 2008, our employees, including our executive officers, have been able to purchase shares of our Common Stock under our 1999 Employee Stock Purchase Plan.

        The Committee reviews and approves all grants made to our officers under the Equity Plans and in connection with the initial hiring, promotions, extraordinary achievements or compensation adjustments. In addition to these factors, the size and timing of grants are generally subject to policies established by the Committee regarding the position of the grantee within our company, the overall number of options actually granted to the optionee in the past and the extent of vesting of prior grants. In general, the option grants are also subject to post-termination and change-in-control provisions. In January 2007, for various business reasons, we generally discontinued the use of stock options as a form of equity compensation and instead began to issue restricted stock units on a limited basis. No options were granted to executive officers during fiscal years 2007, 2008 or 2009.

        Beginning in fiscal year 2007, the Board adopted a policy of equity ownership to our executive officers through restricted stock units. These restricted stock units vest at the earlier of (i) ten years from the date of grant, (ii) upon a change in control of the company, or (iii) upon termination of employment without cause. Consistent with its belief that equity ownership by executive officers provides important incentives to make decisions and take actions that maximize long-term stockholder value, on January 2, 2009, we granted restricted stock unit awards as follows:

Grantee Officer	No. Restricted Stock Unit Awards Granted
Eric DeMarco	30,000
Deanna Lund	20,000
Laura Siegal	5,000
Benjamin Goodwin	7,500
Howard Bates	20,000

        In addition, on January 4, 2010, the Committee granted further restricted stock unit awards set forth in the table below (subject to the approval of the increase in the share reserve of our 2005 Plan, as described elsewhere in this Proxy Statement). Mr. DeMarco, Ms. Lund and Ms. Siegal vest fully at the earlier of (i) ten years from the date of grant, (ii) upon a change in control of the Company, or (iii) upon termination of employment without cause. Mr. Goodwin's award vests annually over five years and vests fully (i) upon a change in control of the Company, or (ii) upon a separation from service not related to voluntary termination or termination for cause.

Grantee Officer	No. Restricted Stock Unit Awards Granted
Eric DeMarco	50,000
Deanna Lund	30,000
Laura Siegal	10,000
Benjamin Goodwin	12,500
Howard Bates	—

Executive Benefits and Perquisites

        All of our executives are eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all benefit eligible employees on an equal basis. It is generally our policy not to extend significant perquisites to executives that are not available to employees generally. We have no current plans to make changes to levels of benefits and perquisites provided to executives.

Change in Control and Severance Benefits

        Pursuant to employment agreements with Mr. DeMarco and Mr. Bates and severance and change in control agreements with Ms. Lund, Mr. Goodwin, and Ms. Siegal, we provide these officers the opportunity to receive additional compensation and benefits in the event of their termination or a change in control. Severance and change in control provisions are summarized below in the section headed "Employment Agreements; Potential Payments upon Termination or Change in Control." The Committee's analysis indicates that our severance and change in control provisions are consistent with the provisions and benefit levels of other companies disclosing such provisions as reported in public SEC filings. We believe that our severance and change in control arrangements with our executive officers are reasonable and within the range offered by peer companies.

 COMPENSATION COMMITTEE REPORT(1)

        The Compensation Committee reviews and approves our compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and this Proxy Statement.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Scot Jarvis, Chairperson Bandel Carano William Hoglund

(1)
The material in this Compensation Committee report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before, on or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table

        The following table summarizes the total compensation earned by each of our named executive officers for fiscal years 2009, 2008 and 2007. In setting the individual components of compensation for each of our named executive officers, the Compensation Committee reviews not only the individual elements of compensation, but also total compensation, including the value of equity compensation.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)		(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Award(s) ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total Compensation ($)
Eric DeMarco	2009	440,000	—	420,000	—	550,000	12,750		1,422,750
President and Chief	2008	440,000	—	922,500	—	550,000	51,018	(4)	1,963,518
Executive Officer	2007	440,000	—	3,397,000	—	550,000	12,750		4,399,750
Deanna Lund	2009	321,827	—	280,000	—	309,375			911,202
Executive Vice	2008	305,000	—	205,000	—	285,938			795,938
President and Chief	2007	305,000	—	688,000	—	285,938	—		1,278,938
Financial Officer
Howard Bates	2009	298,440	—	280,000	—	57,552	17,167	(5)	653,159
President, Kratos	2008	250,000	—	—	—	30,000	402,500		682,500
Government Solutions	2007	—	—	157,500	—	—	—		157,500
Segment
Laura Siegal	2009	225,000	—	70,000	—	126,563	—		421,563
Vice President,	2008	225,000	—	46,125	—	112,500	—		383,625
Corporate Controller,	2007	205,000	—	154,800	—	102,500	—		462,300
Secretary and Treasurer
Benjamin Goodwin	2009	209,423	—	105,000	—	18,000	—		332,423
President, Public	2008	96,160	—	—	—	—	—		96,160
Safety and Security	2007	—	—	—	—	—	—		—
Segment

(1)
Represents cash bonus awards to named executive officers earned in the referenced fiscal year as set forth above. Annual cash bonus awards under Kratos' cash bonus plans are typically paid based on the achievement of certain objectives approved by the Compensation Committee as described in further detail above.

(2)
The amounts shown in columns (e) and (f) equals the fair value of restricted stock unit awards and option awards at date of grant. The value is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). We caution that the amount ultimately realized from the restricted stock unit awards and option awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and sales.

(3)
Represents bonuses under the annual and retention cash bonus plans to named executive officers earned in the referenced fiscal year as described in further detail above. Annual cash bonus awards under the cash bonus plan are typically paid based on the achievement of certain individual and Kratos performance objectives approved by the Compensation Committee as described in further detail above. Retention cash bonus award criteria are described in further detail above. For fiscal year 2008, the Chief Executive Officer, not the Compensation Committee, determined individualized and company performance objectives for Messrs. Bates' and Goodwin's cash bonus awards.

(4)
Represents the taxable income attributable to Mr. DeMarco for his use of a company automobile in the referenced fiscal year in the amount of $12,750 and a cash payout of $38,268 for paid time off in 2008.

(5)
For fiscal year 2009, represents $10,667 for Priority Physicians Access and $6,500 for an automobile allowance. For fiscal year 2008, represents negotiated bonus payments in the amounts of (i) $250,000, with respect to Mr. Bates' performance of services for Haverstick Consulting, Inc. in connection with, and contingent upon the closing of, its merger with Kratos, and (ii) $146,000, based upon Mr. Bates' 2007 performance assessed under certain criteria determined prior to Kratos' acquisition of Haverstick Consulting, Inc. and $6,500 taxable income attributable to Mr. Bates for an automobile allowance in the referenced fiscal year.

Grants of Plan-Based Awards

        The following table sets forth for the fiscal year ended December 27, 2009, certain information regarding grants of plan-based awards to each of our named executive officers.

(a)			(c)	(d)	(e)	(i)	(l)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date		Threshold ($)	Target ($)(1)	Maximum ($)
Eric DeMarco			—	550,000	—
	1/2/2009					30,000	420,000
Deanna Lund			—	309,375	—
	1/2/2009					20,000	280,000
Howard Bates	1/2/2009	(4)				20,000	280,000
			—	150,000	300,000
Laura Siegal			—	126,563	—
	1/2/2009					5,000	70,000
Benjamin Goodwin			—	84,000	—
	1/2/2009					7,500	105,000

(1)
Amounts shown in column (d) are the estimated possible payouts for fiscal year 2009 under the Retention Bonus Program set forth above for Mr. DeMarco, Ms. Lund and Ms. Siegal, and under the annual cash bonus program for Messrs. Bates and Goodwin, based on certain assumptions. Non-equity Incentive Plan Awards for Mr. DeMarco, Ms. Lund and Ms. Siegal vested over the course of fiscal year 2009 and were paid out in increments over this period and during the first quarter of 2010. The actual bonuses awarded to the named executive officers for the 2009 fiscal year are reported in the above Summary Compensation Table under the column "Non-Equity Incentive Plan Compensation."

(2)
Amounts shown in column (i) represent restricted stock unit awards to the named executive officers in fiscal year 2009 as more fully described above.

(3)
The fair value of stock and option awards as calculated in accordance with FASB ASC Topic 718, is $14.00 per share.

(4)
Issued in connection with Mr. Bates' employment agreement executed at the closing of the Haverstick Consulting, Inc. acquisition on December 31, 2007, for employment during fiscal year 2009.

Outstanding Equity Awards at December 27, 2009

        The following table summarizes the number of securities underlying outstanding equity awards for each named executive officer as of December 27, 2009, as well as the number of outstanding unvested shares of restricted stock units held by our named executive officers as of December 27, 2009.

(a)	(b)	(e)		(f)	(g)	(h)
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Option Exercise Price ($)		Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested(8) (#)	Market Value of Shares or Units of Stock That Have Not Vested(9) ($)
Eric DeMarco	124,999	61.90	(3)	11/17/2013
	50,000	60.50	(7)	8/18/2014
	22,500	53.80	(7)	8/9/2015
					223,125	2,275,875
Deanna Lund	20,000	61.90	(4)	4/20/2014
	10,000	60.50	(7)	8/18/2014
	10,000	53.80	(7)	8/9/2015
					60,000	612,000
Howard Bates					27,500	280,500
Laura Siegal	509	44.70		10/1/2011
	3,600	42.30		4/30/2012
	2,000	61.90	(5)	5/23/2013
	1,800	61.90	(6)	4/8/2014
	850	60.50	(7)	8/18/2014
	3,500	53.80	(7)	8/9/2015
					14,000	142,800
Benjamin Goodwin					7,500	76,500

(1)
All options listed are fully vested and exercisable.

(2)
Expiration date assumes that optionee remains in service of the Company through the full term of the stock option grant.

(3)
Represents option shares originally granted to Mr. DeMarco on November 17, 2003, with respect to which the vesting was accelerated on May 18, 2005, pursuant to the Compensation Committee's determination to accelerate the vesting on all outstanding and unvested stock options held by employees, officers and directors of the company with an exercise price of more than $100.00 per share. The option was cancelled and re-issued on December 30, 2005, as part of a repricing of all outstanding employee stock options that were originally granted at exercise prices greater than 120% of the Company's closing stock price on the Nasdaq Global Select Market on December 30, 2005.

(4)
Represents option shares originally granted to Ms. Lund on April 20, 2004, with respect to which the vesting was accelerated on May 18, 2005, pursuant to the Compensation Committee's determination to accelerate the vesting on all outstanding and unvested stock options held by employees, officers and directors of the company with an exercise price of more than $100.00 per share. These options were cancelled and re-issued on December 30, 2005, as part of a repricing of all outstanding employee stock options that were originally granted at exercise prices greater than 120% of Kratos' closing stock price on the Nasdaq Global Select Market on December 30, 2005.

(5)
Represents option shares that were originally granted to Ms. Siegal on May 23, 2003, with respect to which the vesting was accelerated on September 19, 2005, pursuant to the Compensation Committee's determination to accelerate the vesting on all outstanding and unvested stock options held by employees, officers and directors of the company with an exercise price of more than $80.00 per share. The option was cancelled and re-issued on December 30, 2005, as part of a repricing of all outstanding employee stock options that were originally granted at exercise prices greater than 120% of the Company's closing stock price on the Nasdaq Global Select Market on December 30, 2005.

(6)
Represents option shares originally granted to Ms. Siegal on April 8, 2004, with respect to which the vesting was accelerated on May 18, 2005, pursuant to the Compensation Committee's determination to accelerate the vesting on all outstanding and unvested stock options held by employees, officers and directors of the company with an exercise price of more than $100.00 per share.

(7)
Represents option shares granted to Ms. Lund, Ms. Siegal and Mr. DeMarco with respect to which the vesting was subsequently accelerated on December 29, 2006, when the Board of Directors approved the acceleration of vesting of all outstanding options issued prior to June 30, 2006 under the 1999 Equity Incentive and 2000 Nonqualified Stock Option Plans.

(8)
Amounts listed in column (g) reflect restricted stock unit awards to the named executive officers outstanding at December 27, 2009, as described more fully above, including 223,125 shares for Mr. DeMarco, 60,000 shares for Ms. Lund, and 14,000 shares for Ms. Siegal, all of which vest at the earlier of (a) 10 years from the date of grant; (b) upon a change in control of the issuer; or (c) upon termination of employment without cause; 7,500 shares for Mr. Goodwin, which vest at the earlier of (a) annually over five years on the anniversary of the date of grant, (b) upon a change in control of the Company, or (c) upon a separation from service not related to voluntary termination or termination for cause; and 27,500 shares for Mr. Bates, which vest at the earlier of (a) annually over a four year period on the anniversary of the date of grant for 7,500 of the shares and annually over a five year period on the anniversary of the date of grant for 20,000 of the shares, (b) upon a change in control of the Company, or (c) upon termination of employment without cause.

(9)
Amounts listed in column (h) represent the aggregate market value of the unvested restricted stock units awards held by the named executive officers as of December 27, 2009, based on the closing price of a share of Kratos common stock of $10.20 on December 24, 2009.

Option Exercises and Stock Vested

        There were no exercises of stock options by our named executive officers during fiscal year ended December 27, 2009. The following table shows restricted stock units vested for the named executive officers during the fiscal year ended December 27, 2009:

(a)	(d)	(e)
Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eric DeMarco	—	—
Deanna Lund	—	—
Howard Bates	1,875	26,250
Laura Siegal	—	—
Benjamin Goodwin	—	—

Employment Agreements; Potential Payments Upon Termination or Change in Control

        In addition to other compensation arrangements described elsewhere in this Proxy Statement, we have entered into agreements with four of our named executive officers as follows:

        On November 14, 2003, we entered into an Executive Employment Agreement with Mr. DeMarco in connection with his duties as an executive of the company. The agreement was amended and restated on August 4, 2008. Among other things, the terms of the amended and restated agreement provide for Mr. DeMarco's compensation, eligibility to receive annual incentive awards and to participate in long-term incentive, employee benefit and retirement programs. In the event that Mr. DeMarco is terminated without cause, he will be entitled to a lump sum equal to three times the sum of his current base salary, plus three times his target bonus potential for the year, less any bonus already received for such year, vesting of all equity awards and participation for Mr. DeMarco and his dependents in our employee health care program for one year or, if earlier, until Mr. DeMarco procures health care coverage through another employer. Additionally, in the event that there is a change of control of the Company, Mr. DeMarco shall be entitled to accelerated vesting of 50% of all outstanding and unvested equity awards. Furthermore, Mr. DeMarco shall also be entitled to the severance compensation described above should Mr. DeMarco's employment be terminated as a result of such change in control. The vesting terms of Mr. DeMarco's restricted stock units are governed by the agreements under which each restricted stock unit was granted; and pursuant to such restricted stock unit agreements, Mr. DeMarco's unvested restricted stock units vest in the event of a termination of service without cause and a change in control. Assuming a change in control had occurred on December 27, 2009, this provision would have resulted in accelerated vesting of unvested equity awards valued at $2,275,875.

        If Mr. DeMarco had been terminated on December 27, 2009 without cause or in connection with a change in control, he would have received the following benefits under his employment agreement: (i) a lump sum payment of $2,970,000, equal to three times his current base salary and three times his target bonus potential for the year, (ii) the accelerated vesting of his restricted stock unit awards with an aggregate market value on December 27, 2009 of $2,275,875, (iii) continued participation by Mr. DeMarco and his family in the company's group health insurance benefits on the same terms as during his employment until the earlier of one year following his termination or procurement of health care coverage through another employer, provided that if the company's insurance carrier will not allow for such benefits continuation the company shall pay the premiums required to continue Mr. DeMarco's group health care coverage during the period under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), with an aggregate annual cost of $16, 111.

        Under Mr. DeMarco's agreement, a change in control is deemed to have occurred in the event of any one of the following occurrences: (i) the acquisition by an individual person or entity or a group of individuals or entities acting in concert, directly or indirectly, through one transaction or a series of related transaction, of more than 50% of the company's outstanding voting securities; (ii) a merger or consolidation of the company with or into another entity after which the company's stockholders immediately prior to such transaction hold less than 50% of the voting securities of the surviving entity; (iii) a sale of all or substantially all of the company's assets; or (iv) the change in the majority of the Board of Directors pursuant to a successful hostile proxy contest.

        On March 28, 2005, we entered into a Severance and Change in Control Agreement with Ms. Lund, which was subsequently amended and restated on March 28, 2006. The agreement was further amended and restated on August 4, 2008. The terms of this amended and restated agreement provide that upon a change in control of the company, Ms. Lund shall be entitled to accelerated vesting of 50% of all of her outstanding and unvested stock options and any applicable stock appreciation rights. Upon the one-year anniversary of a Change in Control or a Triggering Event (as defined below), whichever occurs first, all remaining unvested stock options and applicable stock appreciation rights shall be fully vested. Additionally, in the event of a termination without cause Ms. Lund shall be entitled to accelerated vesting of 100% of her outstanding and unvested stock options and any applicable stock appreciation rights.

        The Severance and Change in Control Agreement also provides for severance payments to Ms. Lund as follows: (i) if Ms. Lund is terminated without cause, she is entitled to (A) severance compensation equal to one year of her base salary then in effect, (B) continuation of her then current health insurance coverage at the same cost to her as prior to termination for a period of one year following termination, and (C) the vesting of any then unvested stock options held by her or (ii) if she voluntarily resigns after a change in control as a result of a material change in the nature of her role or job responsibilities or the relocation of her principal place of work to a location more than 30 miles from her work location immediately prior to the change in control (each of which we refer to as a "Triggering Event"), she is entitled to: (A) severance compensation, equal to two years of her base salary then in effect, plus her maximum bonus amount for two years and (B) continuation of her then current health insurance coverage at the same cost to her as prior to termination for a period of two years following termination or resignation.

        A "Change In Control" is deemed to have occurred in the event of (i) the acquisition by an individual person or entity or a group of individuals or entities acting in concert, directly or indirectly, through one transaction or a series of transactions, of more than 50% of the outstanding voting securities of the company; (ii) a merger or consolidation of the company with or into another entity after which the stockholders of the company immediately prior to such transaction hold less than 50% of the voting securities of the surviving entity; (iii) any action or event that results in the Board of Directors consisting of fewer than a majority of Incumbent Directors ("Incumbent Directors" refers to directors who either (A) are directors of the company as of the date of the Change in Control Agreements, or (B) are elected or nominated for election to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination); or (iv) a sale of all or substantially all of the assets of the Company.

        The vesting terms of Ms. Lund's restricted stock units are governed by the agreements under which each restricted stock unit was granted; and pursuant to such restricted stock unit agreements, Ms. Lund's unvested restricted stock units vest in the event of a termination of service without cause and a change in control. Assuming a change in control had occurred on December 27, 2009, this provision would have resulted in accelerated vesting of unvested equity awards valued at $612,000.

        Under her Severance and Change in Control Agreement, if Ms. Lund had been terminated without cause on December 27, 2009, she would have received the following benefits: (i) severance compensation equal to one year of her base salary then in effect, in the amount of $330,000 and (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of one year following termination with an aggregate annual cost of $10,583, and the accelerated vesting of her restricted stock unit awards with an aggregate market value on December 27, 2009 of $612,000. If Ms. Lund had voluntarily resigned on December 27, 2009 following a Triggering Event and a Change in Control she would have received the following benefits: (i) severance compensation equal to two years of her base salary and target bonus then in effect, in the amount of $1,155,000 (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of two years following termination totaling $21,166, and (iii) the accelerated vesting of her restricted stock unit awards with an aggregate market value on December 27, 2009 of $612,000.

        On July 12, 2007, we entered into a Severance and Change in Control Agreement with Ms. Siegal, which was subsequently amended and restated on August 4, 2008, providing that, upon a change of control Ms. Siegal shall be entitled to (i) the immediate vesting of 50% of all stock options and any applicable stock appreciation rights granted to Ms. Siegal that remain unvested as of the date of the change in control and (ii) the vesting of the remaining stock options and stock appreciation rights on the earlier of the one year anniversary date of the change of control or the termination of, or resignation by, Ms. Siegal as a result of certain triggering events following the change in control.

        In addition, if following a change of control Ms. Siegal is terminated without cause, Ms. Siegal shall be entitled to receive a severance payment equal to nine months of her base salary and, if needed, her then current health insurance coverage at the then current employee cost during the nine month period following such termination. If Ms. Siegal resigns from the Company as a result of certain triggering events following a change in control, Ms. Siegal is entitled to receive a severance payment equal to nine months of her base salary plus her maximum bonus amount for such nine month period and, if needed, her then current health insurance coverage at the then current employee cost during the nine month period following such resignation. Further, in the event that Ms. Siegal is terminated without cause, Ms. Siegal is entitled to the immediate vesting of 100% of all stock options and stock appreciation rights granted to Ms. Siegal as of the date of such termination.

        The vesting terms of Ms. Siegal's restricted stock units are governed by the agreements under which each restricted stock unit was granted; and pursuant to such restricted stock unit agreements, Ms. Siegal's unvested restricted stock units vest in the event of a termination of service without cause and a change in control. Assuming a change in control had occurred on December 27, 2009, this provision would have resulted in accelerated vesting of unvested equity awards valued at $142,800.

        Under her Severance and Change in Control Agreement, if Ms. Siegal had been terminated without cause on December 27, 2009, she would have received the following benefits: (i) severance compensation equal to nine months of her base salary then in effect, in the amount of $168,750, (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of nine months following termination totaling $1,474, and (iii) the accelerated vesting of her restricted stock unit awards with an aggregate market value on December 27, 2009 of $142,800. If Ms. Siegal had voluntarily resigned on December 27, 2009 following a Triggering Event and a Change in Control she would have received the following benefits: (i) severance compensation equal to nine months of her base salary and target bonus then in effect in the amount of $236,250 (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of nine months following termination totaling $1,474, and (iii) the accelerated vesting of her restricted stock unit awards with an aggregate market value on December 27, 2009 of $142,800.

        On December 31, 2007, we entered into an Employment Agreement with Mr. Bates. Among other things, the terms of the agreement provide for Mr. Bates' compensation, eligibility to receive annual incentive awards and to participate in long-term incentive, employee benefit and retirement programs. On December 31, 2009, we entered into a Separation Agreement and General Release (the "Release") with Mr. Bates. The Release provided for continuing salary and benefits payments to Mr. Bates during 2010, consistent with his existing employment agreement with the Company which the Company assumed when it acquired Haverstick in 2007.

        Mr. Bates' Separation Agreement provides for a severance payment equal to (i) his base salary of $300,000 through December 31, 2010, payable on a bi-weekly basis, (ii) continuation of premiums and benefits with respect to health, disability and welfare plans, with an annual aggregate cost of $17,868, as though Mr. Bates had remained employed through December 31, 2010, and (iii) the accelerated vesting of his restricted stock unit awards, which had an aggregate market value on December 27, 2009 of $280,500. All amounts noted above will be paid to Mr. Bates over 2010 on a bi-weekly basis.

        On June 28, 2008, when we acquired SYS Technologies, we assumed an existing Employment Agreement between SYS Technologies and Mr. Goodwin, in connection with his duties as an executive of SYS Technologies. Among other things, the terms of the agreement provide for Mr. Goodwin's compensation, eligibility to receive incentive compensation and to participate in long-term incentive, employee benefit and retirement programs. Additionally, in the event that there is a termination of Mr. Goodwin's employment without cause, or in the event Mr. Goodwin terminates his employment with good reason because his position or duties have been modified by the Company to such an extent that his duties are substantially no longer consistent with the position for which he was employed, Mr. Goodwin shall be entitled to receive (A) severance compensation equal to one year of his base salary then in effect, and (B) continuation of his then current health insurance coverage at the same cost to him as prior to termination for a period of one year following termination. Pursuant to the agreement under which restricted stock units were granted to Mr. Goodwin, unvested restricted stock units held by him would vest upon a change in control or termination without cause. Assuming a change in control had occurred on December 27, 2009, this provision would have resulted in accelerated vesting of unvested equity awards valued at $76,500. Under his Employment Agreement and restricted stock unit agreement, if Mr. Goodwin had been terminated without cause or terminated his employment with us for good reason on December 27, 2009, he would have received the following benefits: (i) severance compensation equal to one year of his base salary then in effect, in the amount of $210,000 and (ii) continuation of his then current health insurance coverage at no cost to him for a period of one year following termination with an aggregate annual cost of $10,583, and (iii) the accelerated vesting of his stock options awards and restricted stock unit awards with an aggregate market value on December 27, 2009 of $76,500.

 DIRECTOR COMPENSATION

        The following table summarizes the quarterly retainer and committee fees payable to our non-employee directors during the fiscal year ended December 27, 2009. All such fees are paid quarterly in arrears.

Quarterly Retainer	$3,500
Audit Committee Chair	$3,000
Audit Committee Chair Regular Meeting Fee	$2,000
Audit Committee Chair Calls	$1,000
Other Audit Committee Matters	$1,000 to $4,000 (as determined by the Chairman of the Board)
Committee Chair Retainer	$1,000
Board Meetings	$4,000
Board Conference Calls	$2,000
Board Chair Meeting Fee	$2,000
Committee Meetings	$1,000
Committee Conference Calls	$ 500
Annual Restricted Stock Unit Award	1,000 shares

        Our directors also receive reimbursement for all out-of-pocket expenses related to their duties, including, but not limited to, travel, car rental and lodging fees.

Director Summary Compensation Table

        The following table summarizes the total compensation that our directors (other than directors who are named executive officers) earned during the fiscal year ended December 27, 2009 for services rendered as members of our Board.

(a)	(b)	(c)	(d)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Scott Anderson(3)	51,500	14,000	—	—	65,500
Bandel Carano(4)	—	—	26,054	—	26,054
William Hoglund(5)	46,000	14,000	—	—	60,000
Scot Jarvis(6)	47,000	14,000	—	—	61,000
Samuel Liberatore(7)	28,000	—	—	54,159	82,159

(1)
Amounts shown in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718, with respect to awards of Restricted Stock Units (RSUs) made during the indicated year. On January 2, 2009, each of Messrs. Anderson, Hoglund, and Jarvis were granted 1,000 RSUs for their service on the Board. The grant date fair value of each RSU granted on January 2, 2009, was $14.00. The assumptions on which this valuation is based are set forth in Note 1 to the audited financial statements included in the Company's annual report on Form 10-K filed with the SEC on March 11, 2010.

(2)
Amounts shown in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718, with respect to awards of options to purchase shares of Kratos made during the indicated year. The following awards of stock options during 2009 were made pursuant to the Non-Management Directors Stock Option Fee Program, of which Mr. Carano is the only participant: (a) March 6, 2009, stock option to purchase 1,591 shares of common stock in lieu of

  $10,500 accrued directors' fees, $8,500 of which was earned during fiscal year 2009 and $2,000 of which was earned during fiscal year 2008, and where such option is fully vested; (b) June 4, 2009, stock option to purchase 1,180 shares of common stock in lieu of $8,500 accrued directors' fees, which option is fully vested; (c) September 17, 2009, stock option to purchase 763 shares of common stock in lieu of $6,500 accrued directors' fees, which option is fully vested; and (d) November 10, 2009, stock option to purchase 1,042 shares of common stock in lieu of $10,500 accrued directors' fees, which option is fully vested. Mr. Carano's options granted in 2009 had an aggregate grant date fair value of $5.69. The assumptions on which this valuation is based are set forth in Note 1 to the audited financial statements included in the Company's annual report on Form 10-K filed with the SEC on March 11, 2010.

(3)
Mr. Anderson had outstanding options to purchase 11,000 shares and held 3,000 RSUs as of December 27, 2009.

(4)
Mr. Carano had outstanding options to purchase 21,779 shares as of December 27, 2009.

(5)
Mr. Hoglund had outstanding options to purchase 12,000 shares and held 3,000 RSUs as of December 27, 2009.

(6)
Mr. Jarvis had outstanding options to purchase 11,000 shares and held 3,000 RSUs as of December 27, 2009.

(7)
All other compensation for Mr. Liberatore represents salary paid, including a final payment of personal time off not used of $43,802, as Chief Operating Officer of Madison Research Corporation through January 2, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 5, 2010, by (i) each stockholder known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

	Beneficial Ownership(1)
	Common Stock			Series B Convertible Preferred Stock		Common Shares on an As-Converted Basis
Identity of Owner or Group	Shares		% Ownership	Shares	% Ownership	Shares	% Ownership
Named Executive Officers(2)
Eric DeMarco	218,157	(3)	1.36%	—	—	218,157	1.35%
Deanna Lund	44,613	(4)	*	—	—	44,613	*
Laura Siegal	14,955	(5)	*	—	—	14,955	*
Benjamin Goodwin	27,558		*	—	—	27,558	*
Howard Bates	58,840	(6)	*	—	—	58,840	*
Directors
Scott Anderson	72,401	(7)	*	—	—	72,401	*
c/o Cedar Grove Investments, LLC 3825 Issaquah Pine Lake Road Sammamish, WA 98075

	Beneficial Ownership(1)
	Common Stock			Series B Convertible Preferred Stock		Common Shares on an As-Converted Basis
Identity of Owner or Group	Shares		% Ownership	Shares	% Ownership	Shares	% Ownership
Bandel Carano	694,280	(8)	4.37%	—	—	694,280	4.34%
Oak Investment Partners 525 University Avenue, Suite 1300 Palo Alto, CA 94301
William Hoglund	12,000	(9)	*	—	—	12,000	*
P.O. Box 1914 Wilson, WY 83014
Scot Jarvis	41,200	(10)	*	—	—	41,200	*
c/o Cedar Grove Investments, LLC 3825 Issaquah Pine Lake Road Sammamish, WA 98075
Samuel Liberatore	1,242	(11)	*	—	—	1,242	*
106 Betts Spring Drive Huntsville, AL 35824
5% Stockholders:
Series B Preferred Stock
Sean Tayebi	168,830		1.06%	10,000	100.00%	268,830	1.68%
Common Stock
T. Rowe Price Associates, Inc.	2,021,350	(12)	12.73%	—	—	2,021,350	12.65%
100 E. Pratt Street Baltimore, MD 21202
State of Wisconsin Investment Board	899,797		5.67%	—	—	899,797	5.63%
P.O. Box 7842 Madison, WI 53707
Wellington Management Company, LLP	1,131,999		7.13%	—	—	1,131,999	7.09%
75 State Street Boston, MA 02109
All Directors and Officers as a Group (9 persons)	1,185,246		7.44%	—	—	1,185,246	7.39%
Total Shares Outstanding	15,875,919
Adjusted for Preferred Shares Conversion
Series B, if Converted, Additional Shares	100,000
Adjusted Common Shares (If Converted)	15,975,919

*
Represents less than one percent (1%).

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of

  March 5, 2010 through the exercise of any stock option or other right. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares. Applicable percentages are based on 15,875,919 shares of common stock and 10,000 shares of Series B convertible preferred stock outstanding on March 5, 2010.

(2)
The address for all executive officers is 4810 Eastgate Mall, San Diego, CA 92121.

(3)
Includes 2,499 shares held in Kratos' 401(k) Plan, 2,578 shares purchased through the Kratos Employee Stock Purchase Plan, and 197,499 shares subject to options exercisable within 60 days from March 5, 2010.

(4)
Includes 2,638 shares held in Kratos' 401(k) Plan, 1,975 shares purchased through the Kratos Employee Stock Purchase Plan, and 40,000 shares subject to options exercisable within 60 days from March 5, 2010.

(5)
Includes 2,626 shares held in Kratos' 401(k) Plan, 45 shares purchased through the Kratos Employee Stock Purchase Plan, and 12,259 shares subject to options exercisable within 60 days from March 5, 2010.

(6)
Includes 2,193 shares purchased through the Kratos Employee Stock Purchase Plan.

(7)
Includes 11,000 shares subject to options exercisable within 60 days from March 5, 2010.

(8)
Includes 22,364 shares subject to options exercisable within 60 days of March 5, 2010. Includes 255 shares of common stock held directly by Mr. Carano, 267,786 shares of common stock held by Oak Investment Partners IX, Limited Partnership, 2,853 shares of common stock held by Oak IX Affiliates Fund, Limited Partnership, 6,426 shares of common stock held by Oak IX Affiliates Fund-A, Limited Partnership, 388,359 shares of common stock held by Oak Investment Partners X, Limited Partnership, 6,237 shares of common stock held by Oak X Affiliates Fund, Limited Partnership. Mr. Carano is a managing member of the respective general partner of each of Oak Investment Partners IX, L.P., Oak IX Affiliates Fund, L.P., and Oak IX Affiliates Fund-A, L.P., and, as such, may be deemed to possess shared and indirect beneficial ownership of the shares of common stock held by such entities. Mr. Carano is the managing member of each of Oak Investment Partners X, L.P. and Oak X Affiliates Fund, L.P., and, as such, may be deemed to possess shared and indirect beneficial ownership of the shares of common stock held by such entities. Mr. Carano disclaims beneficial ownership of the shares held by Oak Investment Partners IX, L.P., Oak IX Affiliates Fund, L.P., Oak IX Affiliates Fund-A, L.P., Oak Investment Partners X, L.P. and Oak X Affiliates Fund, L.P.

(9)
Includes 12,000 shares subject to options exercisable within 60 days from March, 5, 2010.

(10)
Includes 11,000 shares subject to options exercisable within 60 days from March 5, 2010.

(11)
Includes 842 shares held in Kratos' 401(k) Plan.

(12)
These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 970,000 shares, representing 6.11% of the shares outstanding), which T. Rowe Price Associates, Inc. ("Price Associates") serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        Information about our equity compensation plans as of December 27, 2009 is as follows (shares in thousands):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, and Rights	Weighted Average Exercise Price of Outstanding Options, and Rights(3)	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Shareholders(1)	901	$62.49	273	(4)
Equity Compensation Plans Not Approved by Shareholders(2)	961	$12.76	0
Total	1,862		273

(1)
Includes 1997 Stock Option Plan, 1999, 2005 Equity Incentive Plan, and 1999 Employee Stock Purchase Plan.

(2)
Includes 2000 Non-Statutory Stock Option Plan, 1998 Digital Fusion, Inc. Stock Option Plan, 1999 Digital Fusion, Inc. Stock Option Plan, 2000 Digital Fusion, Inc. Stock Option Plan, and Amended and Restated 2005 Digital Fusion, Inc. Equity Incentive Plan.

(3)
The Weighted Average Exercise Price does not take into account the shares issuable upon vesting of outstanding stock awards, which have no exercise price.

(4)
Includes approximately 120,000 shares reserved for issuance under the 1999 Employee Stock Purchase Plan.

        For more information regarding our equity compensation plans, see Note 10 to the audited financial statements included in our Form 10-K filed with the SEC on March 11, 2010.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our Directors, executive officers and holders of more than ten percent (10%) of a registered class of our equity securities (the "Reporting Persons"), to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

        To the best of our knowledge and based solely upon our review of the copies of such reports furnished to us for the fiscal year ended December 27, 2009, and the information provided to us by the Reporting Persons, we believe that the Reporting Persons complied with Section 16(a) during the 2009 fiscal year, except that (i) Mr. Liberatore filed a late report on Form 4 covering one transaction, (ii) Mr. Bates filed two late reports on Form 4 each covering two transactions, and (iii) Mr. Jarvis filed one late report on Form 4 covering one transaction.

 REPORT OF THE AUDIT COMMITTEE

        As more fully described in its charter, the Audit Committee oversees our financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. Grant Thornton is responsible for performing an audit of our annual consolidated financial statements in accordance with generally accepted accounting principles (GAAP) and for issuing a report on those statements and expressing an opinion on the conformity of these audited financial statements. Grant Thornton also reviews our interim financial statements in accordance with Statement on Auditing Standards No. 100 (interim financial information). The Audit Committee oversees our financial reporting process and internal control structure on behalf of the Board. The Audit Committee met six times during 2009, including meeting regularly with Grant Thornton and our internal auditors, both privately and with management present.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and Grant Thornton the audited and interim financial statements, including Management's Discussion and Analysis, included in the Company's Reports on Form 10-K and Form 10-Q. These reviews included a discussion of:

  •
  our critical accounting policies;

  •
  the reasonableness of significant financial reporting judgments made in connection with the financial statements, including the quality (and not just the acceptability) of our accounting principles;

  •
  the clarity and completeness of financial disclosures;

  •
  the effectiveness of our internal control over financial reporting, including management's and Grant Thornton's reports thereon, the basis for the conclusions expressed in those reports and changes made to our internal control over financial reporting during 2009;

  •
  items that could be accounted for using alternative treatments within GAAP, the ramifications thereof and the treatment preferred by Grant Thornton;

  •
  the annual management letter issued by Grant Thornton, management's response thereto and other material written communications between management and Grant Thornton;

  •
  unadjusted audit differences noted by Grant Thornton during its audit of our annual financial statements; and

  •
  the potential effects of regulatory and accounting initiatives on our financial statements.

        In connection with its review of our annual consolidated financial statements, the Audit Committee also discussed with Grant Thornton other matters required to be discussed with the auditors under Statement on Auditing Standards No. 61, as modified or supplemented (communication with audit committees) and those addressed by Grant Thornton's written disclosures and its letter provided under Independence Standards Board Standard No. 1, as modified or supplemented (independence discussions with audit committees).

        The Audit Committee is responsible for the engagement of the independent auditors and has appointed Grant Thornton to serve in that capacity since July 2005. In connection therewith, the Audit Committee:

  •
  reviewed Grant Thornton's independence from the Company and management, including Grant Thornton's written disclosures described above;

  •
  reviewed periodically the level of fees approved for payment to Grant Thornton and the pre-approved non-audit services it has provided to us to ensure their compatibility with Grant Thornton's independence; and

  •
  reviewed Grant Thornton's performance, qualifications and quality control procedures.

        Among other matters, the Audit Committee also:

  •
  reviewed the scope of and overall plans for the annual audit and the internal audit program;

  •
  consulted with management and Grant Thornton with respect to our processes for risk assessment and risk management;

  •
  reviewed the adequacy of certain of our financial policies;

  •
  reviewed and approved our policy with regard to the hiring of former employees of the independent auditors;

  •
  reviewed and approved our policy for the pre-approval of audit and permitted non-audit services by the independent auditors;

  •
  received reports pursuant to our policy for the submission and confidential treatment of communications from employees and others about accounting, internal controls and auditing matters;

  •
  reviewed with management the scope and effectiveness of our disclosure controls and procedures, including for purposes of evaluating the accuracy and fair presentation of our financial statements in connection with certifications made by the Chief Executive Officer and Chief Financial Officer; and

  •
  reviewed significant legal developments and our processes for monitoring compliance with law and Company policies.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 27, 2009 for filing with the SEC. The Audit Committee also recommended, and the Board has approved, the selection of Grant Thornton as our independent auditors for 2010.

Respectfully submitted,
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Scott Anderson, Chairperson William Hoglund Scot Jarvis

        This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

 HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are the Company's stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Kratos Defense & Security Solutions, Inc., c/o Corporate Secretary, 4810 Eastgate Mall, San Diego, California 92121 or call Investor Relations at (858) 812-7300. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2011 proxy statement, a stockholder's proposal must be received by us no later than December 2, 2010 and must otherwise comply with Rule 14a-8 under the Exchange Act.

        Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations, including those that are not to be included in such proxy statement and proxy, must provide timely notice in writing to our Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 120 days prior to the date on which we first mailed our notice of the meeting for the previous year's annual meeting of stockholders, or not later than the tenth day following the date on which we mail the notice of meeting for the current year if during the prior year we did not hold an annual meeting or if the date of the annual meeting was changed more than 30 days from the prior year, or in the event of a special meeting. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

        While our board will consider proper stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2011 proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

 ANNUAL REPORT

        Our 2009 Annual Report on Form 10-K accompanies the proxy materials being provided to all stockholders. We will provide, without charge, additional copies of our 2009 Annual Report on Form 10-K upon the receipt of a written request by any stockholder.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at our annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Eric DeMarco President and Chief Executive Officer

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
4810 Eastgate Mall
San Diego, CA 92121

Annual Meeting of Stockholders
Tuesday, May 11, 2010
9:00 A.M.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual report/10K Wrap is/are available at www.proxyvote.com.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2010.

The undersigned hereby appoints Eric DeMarco and Deanna Lund, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Kratos Defense & Security Solutions, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Marriott Huntsville, 5 Tranquility Base, Huntsville, Alabama 35805, on Tuesday, May 11, 2010 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR THE APPROVAL OF PROPOSALS 2, 3, 4 AND 5. THE PROXYHOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Continued and to be signed on reverse side

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
WELLS FARGO BANK, 161 CONCORD EXCHANGE NORTH
SOUTH SAINT PAUL, MN 55705

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐

1.	Election of Directors Nominees
01 Scott Anderson 02 Bandel Carano 03 Eric DeMarco 04 William Hoglund 05 Scot Jarvis 06 Samuel Liberatore
The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain
2	To ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 26, 2010.	☐	☐	☐
3	To approve an amendment to the Company's 2005 Equity Incentive Plan to increase the aggregate number of shares available for grant under the plan by 1,250,000.	☐	☐	☐
4	To approve an amendment to the Company's 1999 Employee Stock Purchase Plan to increase the aggregate number of shares that may be issued under the plan by 625,000 shares.	☐	☐	☐
5	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.	☐	☐	☐
NOTE: In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

QuickLinks

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. 4810 EASTGATE MALL SAN DIEGO, CA 92121 (858) 812-7300 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held on May 11, 2010
KRATOS DEFENSE & SECURITY SOLUTIONS, INC. 4810 EASTGATE MALL SAN DIEGO, CA 92121 PROXY STATEMENT For Annual Meeting of Stockholders to be held on May 11, 2010
PROPOSAL NO. 1
ELECTION OF DIRECTORS
PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3
APPROVAL OF AMENDMENT TO THE KRATOS DEFENSE & SECURITY SOLUTIONS, INC. 2005 EQUITY INCENTIVE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES THAT MAY BE ISSUED UNDER THE PLAN BY 1,250,000 SHARES
PROPOSAL 4
APPROVAL OF AMENDMENT TO THE KRATOS DEFENSE & SECURITY SOLUTIONS, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES THAT MAY BE ISSUED UNDER THE PLAN BY 625,000 SHARES
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT(1)
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
HOUSEHOLDING OF PROXY MATERIALS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS